SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, For Use of the

Commission Only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Wolverine World Wide, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4) Date Filed:

Wolverine World Wide, Inc.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351

NOTICE OF ANNUAL MEETING

To our Stockholders:

      You are invited to attend Wolverine’s annual meeting of stockholders at Wolverine’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Thursday, April 25, 2002, at 10 a.m. local time. At the meeting, we will:

      (1) Elect three directors for three-year terms expiring in 2005.

      (2) Vote on the proposed Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).

      (3) Vote on the proposed Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan).

      (4) Vote on the proposed Amended and Restated Directors’ Stock Option Plan.

      (5) Vote on the proposed Amended and Restated Outside Directors’ Deferred Compensation Plan.

(6)	Vote on ratification of the Board of Directors’ appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

      (7) Conduct such other business as may properly come before the meeting.

      You can vote at the meeting and any adjournment of the meeting if you were a stockholder of record on March 1, 2002. A list of stockholders entitled to vote at the meeting will be available for review by Wolverine stockholders at the office of Blake W. Krueger, Executive Vice President, General Counsel and Secretary of Wolverine, located at 9341 Courtland Drive, N.E., Rockford, Michigan, during ordinary business hours for the 10-day period before the meeting.

      A copy of the Annual Report to Stockholders for the year ended December 29, 2001, is enclosed with this Notice. The following proxy statement and enclosed proxy card are being sent to stockholders on and after March 15, 2002.

By Order of the Board of Directors

Blake W. Krueger, Executive Vice President,
General Counsel and Secretary

March 15, 2002

Your Vote is Important to Us. Even if You Plan to Attend the Meeting,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY OR VOTE BY TELEPHONE OR ON THE INTERNET.

Proxy Statement
Wolverine’s Board of Directors
Amended And Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan)
Amended and Restated Directors’ Stock Option Plan
Amended and Restated Outside Directors’ Deferred Compensation Plan
Ownership of Wolverine Stock
Executive Compensation
Employment Agreements and Termination of Employment and Change In Control Arrangements
Compensation Committee Report on Executive Compensation
Selection of Auditors
Audit Committee Report
Related Matters
Appendix A
AUDIT COMMITTEE CHARTER
Appendix B
AMENDED AND RESTATED EXECUTIVE SHORT-TERM INCENTIVE PLAN
Appendix C
AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN
Appendix D
AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN
Definitive Proxy Statement

WOLVERINE WORLD WIDE, INC.

9341 Courtland Drive, N.E.
Rockford, Michigan 49351

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2002

Proxy Statement

Time and Place

You are invited to attend the annual meeting of stockholders of Wolverine World Wide, Inc. that will be held on April 25, 2002, at Wolverine’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, at 10:00 a.m. local time.

This proxy statement and enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Wolverine Board of Directors for use at the annual meeting. In this proxy statement, “we,” “us,” “our” and “Wolverine” refer to Wolverine World Wide, Inc. and “you” and “your” refer to Wolverine stockholders.

Purpose of the Meeting

The purpose of the annual meeting is to consider and vote upon:

•	election of three directors for three-year terms expiring in 2005;
•	approval of the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan);
•	approval of the Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan);
•	approval of the Amended and Restated Directors’ Stock Option Plan;
•	approval of the Amended and Restated Outside Directors’ Deferred Compensation Plan;
•	ratification of the appointment of Ernst & Young LLP as independent auditors for Wolverine for its current fiscal year; and
•	such other business as may properly come before the meeting.

Your Board of Directors recommends that you vote FOR each nominee and each proposal discussed in this proxy statement.

How to Vote Your Shares

You may vote at the meeting or by proxy if you were a stockholder of record of Wolverine at the close of business on March 1, 2002. Wolverine now offers the convenience of voting by mail-in proxy, by telephone or by the Internet. See the enclosed proxy for voting instructions. Each stockholder is entitled to one vote per share on each matter presented.

As of March 1, 2002, there were 41,537,669 shares of Wolverine common stock issued and outstanding (excluding 4,021,919 shares of treasury stock).

If you properly sign and return the proxy in the form we have provided or properly vote by telephone or by the Internet, your shares will be voted at the annual meeting and at any adjournment of that meeting.

If you specify a choice, the proxy will be voted as specified. If you do not specify a choice, your shares will be voted for the election of all nominees named in this proxy statement, for the proposals set forth in this proxy statement and, with respect to any other matter that may come before the meeting, in the discretion of the individuals named as proxies on the proxy card. We are not currently aware of any other matters to be presented at the meeting.

You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of Wolverine or by attending and voting at the annual meeting.

Quorum and Required Vote

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum. In determining the presence or absence of a quorum for the meeting, we will count as present and represented at the meeting all shares for which we receive a proxy or vote, including abstentions and shares represented by a broker vote on any matter.

A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

Each other matter to be voted upon at the meeting will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted will be deducted from the total shares of which a majority is required.

Election of Directors

As recommended by the Governance Committee, the Board of Directors proposes that the following nominees be elected as directors for terms expiring at the 2005 annual meeting:

Donald V. Fites

Phillip D. Matthews
Paul D. Schrage

All of the nominees are currently directors of Wolverine whose terms will expire at the annual meeting. Each proposed nominee is willing to be elected and serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, which we do not contemplate, the incumbent Wolverine Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominees. Proxies will not be voted for more than three nominees.

Wolverine’s Board of Directors currently consists of 12 directors. Daniel T. Carroll, whose term expires at this year’s annual meeting, is retiring after 23 years of service as a director. After this year’s annual meeting the Board of Directors will consist of 11 directors.

Wolverine’s Amended and Restated Bylaws provide that the Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year.

Biographical information as of December 31, 2001, for each nominee and each current director who will continue to serve after the annual meeting is presented below. Except as otherwise indicated, all have had the same principal positions and employment for over five years.

Your Board of Directors recommends that you vote FOR each nominee.

Wolverine’s Board of Directors

Nominees for Terms Expiring in 2005

DONALD V. FITES (age 68) has been a director since 1999. From 1990 until 1999, Mr. Fites was Chairman and Chief Executive Officer of Caterpillar Inc., a manufacturer of construction, mining and agricultural machinery and engines. Mr. Fites also is a director of AK Steel Holding Corporation; AT&T Wireless Services; ExxonMobil Corporation; Oshkosh Truck Corporation; and Georgia-Pacific Corporation.

PHILLIP D. MATTHEWS (age 63) has been a director since 1981. Mr. Matthews is Lead Director of Wolverine and was formerly Chairman of the Board of Wolverine from 1993 until 1996. Mr. Matthews is Chairman of the Board of Worldwide Restaurant Concepts, Inc., a national restaurant chain. Mr. Matthews is also a general partner in Hayden Capital Investments LLC, a private investment firm. From 1991 until 1997, Mr. Matthews was Chairman of Reliable Company, a coin-operated laundry equipment company servicing the multi-unit housing industry. Mr. Matthews is also a director of Washington Mutual, Inc. and Worldwide Restaurant Concepts, Inc.

PAUL D. SCHRAGE (age 66) has been a director since 1997. Mr. Schrage was Senior Executive Vice President and Chief Marketing Officer of McDonald’s Corporation, a worldwide restaurant franchisor and operator and was employed at that company from 1967 until 1997. Mr. Schrage is also a director of Lands’ End, Inc.; Aid Association for Lutherans; Compact Industries, Inc.; and Foodland Supermarket Ltd.

Continuing Directors — Terms Expiring in 2004

GEOFFREY B. BLOOM (age 60) has been a director since 1987. Mr. Bloom is Chairman of the Board of Wolverine and has served in that capacity since 1996. Until his retirement in April 2000, Mr. Bloom was also Chief Executive Officer of Wolverine. Mr. Bloom was previously President and Chief Executive Officer from 1993 until 1996 and Chief Operating Officer from 1987 until 1993. Mr. Bloom is also a director of Coachmen Industries, Inc. and Comshare, Inc.

DAVID T. KOLLAT (age 63) has been a director since 1992. Mr. Kollat is President and Chairman of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers. Mr. Kollat is also a director of The Limited, Inc.; Cooker Restaurant Corporation, Inc.; Cone Mills Corporation; Big Lots, Inc.; and Select Comfort Corporation.

DAVID P. MEHNEY (age 62) has been a director since 1977. Mr. Mehney is President of The KMW Group, Inc., a distributor of medical and marine products.

TIMOTHY J. O’DONOVAN (age 56) has been a director since 1993. Mr. O’Donovan is Chief Executive Officer and President of Wolverine and has served in that capacity since April 2000. Before April 2000, Mr. O’Donovan was Chief Operating Officer and President since 1996. Before 1996, Mr. O’Donovan was Executive Vice President of Wolverine.

Continuing Directors — Terms Expiring in 2003

ALBERTO L. GRIMOLDI (age 60) has been a director since 1994. Mr. Grimoldi is Chairman of Grimoldi, S.A., a shoe manufacturer and retailer in Argentina. He has held that position since 1986. Mr. Grimoldi is also a founding member and has been Vice Chairman of Banco Privado de Inversiones, S.A., an Argentinean investment bank, since 1994. Mr. Grimoldi was previously a member of the Advisory Board of Ford Motor Company in Argentina. Mr. Grimoldi has also held various positions in the Argentinean government.

JOSEPH A. PARINI (age 70) has been a director since 1987. He is Chairman of the Board and an officer of EFW, Inc., a designer and manufacturer of avionics systems for global markets, and has held that position since January 1997. He is also President of Intermet Systems, Inc., a manufacturer of weather instrumentation systems, and has held that position since January 1997. Mr. Parini was previously President and Chief Executive Officer of Elbit Systems, Inc., a designer, manufacturer and marketer of infrared, telecommunications and medical instrumentation, as well as defense products, from 1990 until 1996.

JOAN PARKER (age 66) has been a director since 1981. Ms. Parker is a Senior Partner with J. Walter Thompson, an international advertising firm. Ms. Parker has held that position since September 1995. From September 1995 until December 1995, Ms. Parker was also the sole proprietor of Parker & Associates, a public relations firm. From 1994 until September 1995, she was Executive Vice President and a director of N. W. Ayer & Partners, an international advertising firm, and Executive Vice President and Managing Director of the Ayer Public Relations Division of N. W. Ayer & Partners.

ELIZABETH A. SANDERS (age 56) has been a director since 1994. Ms. Sanders is the principal of The Sanders Partnership, a management consulting practice. Ms. Sanders has held that position since

1990. Ms. Sanders was previously Vice President of Nordstrom, Inc., a retailer. Ms. Sanders is also a director of Wal-Mart Stores, Inc.; Washington Mutual, Inc.; Advantica Restaurant Group, Inc.; and Wellpoint Health Networks, Inc.

Board Committees and Meetings

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee.

Audit Committee. The Audit Committee:

•	oversees Wolverine’s financial reporting process on behalf of the Board;
•	recommends the selection of independent auditors;
•	approves the nature and scope of services to be performed by the independent auditors and reviews the range of their fees for such services; and
•	reviews Wolverine’s internal accounting controls, the results of the annual audit, and policies and practices regarding compliance with laws and conflicts of interest.

Directors who are employees of Wolverine or its subsidiaries may not serve on the Audit Committee. Messrs. Carroll (until this year’s annual meeting), Grimoldi, Kollat and Parini currently serve on the Audit Committee. Mr. Parini is Chairman of this committee. It met three times in 2001.

Wolverine’s Board of Directors has adopted a written charter for the Audit Committee. The written charter is attached as Appendix A to this proxy statement. All members of the Audit Committee are “independent” from Wolverine and its management under the rules and standards of the New York Stock Exchange.

Compensation Committee. The Compensation Committee:

•	reviews and recommends the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits;
•	administers Wolverine’s stock option and other equity-based incentive plans;
•	recommends retainer and attendance fees for directors who are not employees of Wolverine or any of its subsidiaries (“outside directors”); and
•	reviews for adequacy and competitiveness the compensation plans and awards as they relate to the Chief Executive Officer and other key employees.

Messrs. Fites, Matthews, Mehney and Schrage and Ms. Sanders currently serve on the Compensation Committee. Mr. Matthews is Chairman of this committee. It met three times during 2001.

Executive Committee. The Executive Committee exercises all powers and authority of the Board of Directors during periods between board meetings. Messrs. Bloom, Fites, Grimoldi, Matthews, O’Donovan and Parini currently serve on the Executive Committee. Mr. Matthews is Chairman of this committee. It did not meet during 2001.

Governance Committee. The Governance Committee:

•	interviews each potential nominee and recommends suitable candidates for nomination to the Board of Directors;
•	reviews the appropriate skills and characteristics of Board members;
•	reviews and evaluates the performance of the Board and the directors;
•	reviews and reports on all matters generally relating to corporate governance; and
•	recommends the officers of Wolverine for election by the Board.

Messrs. Kollat, Mehney and Schrage and Mses. Parker and Sanders currently serve on the Governance Committee. Mr. Mehney is Chairman of this committee. It met two times during 2001.

During the 2001 fiscal year, the Board of Directors held five regular and no special meetings. Each of the directors attended at least 75% or more of the aggregate of the total number of full Board meetings and the total number of meetings of committees on which he or she served (during the periods that he or she served).

Stockholder Nominations

The Governance Committee will consider nominees for election to the Board of Directors submitted by stockholders. Nominations may be made by a stockholder entitled to vote for the election of directors if, and only if, the stockholder submits advance notice of the proposed nomination and the notice is received by the Secretary of Wolverine not less than 50 nor more than 75 days before the annual meeting. However, if the first to occur of the notice of the meeting or public disclosure is given or made to stockholders less than 65 days before the annual meeting, the notice of the proposed nomination must be received not later than the close of business on the 15th day after the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever occurs first. Each notice submitted by a stockholder must set forth each nominee’s name, age, business address, residence address and principal occupation and employment, the class and number of shares of common stock beneficially owned by each nominee, and any other information concerning each nominee required to be included in a proxy statement soliciting proxies for the election of the nominee under the rules of the Securities and Exchange Commission. In addition, the notice must state the name, record address and the class and number of shares of common stock beneficially owned by the stockholder submitting the notice. If the chairman of the meeting determines that a nomination was not made in accordance with these procedures, he or she must announce that determination at the meeting and the nomination will be disregarded.

Compensation of Directors

Wolverine paid each outside director an annual retainer of $23,000 plus $1,000 per day for attendance at each regular meeting of the Board of Directors and $1,000 per day for attendance at each committee meeting. In addition, Wolverine paid the chairmen of the Audit, Compensation and Governance Committees annual fees of $3,500. Directors who are also employees of Wolverine or any of its subsidiaries receive no annual retainer and are not compensated for attendance at Board or committee meetings. Wolverine also reimburses directors for expenses associated with attending Board and committee meetings.

Under the Directors’ Stock Option Plan approved by stockholders in 1994, as amended, each newly appointed or elected outside director is granted an option to purchase shares of common stock with a market value on the date of his or her initial election or appointment of $250,000. On the date of each annual meeting after his or her initial appointment or election, each outside director is granted an option to purchase shares with a market value on the annual meeting date of $65,000. The exercise price of options granted under this plan is 100% of the market value of common stock on the date each option is granted. The term of each option may not exceed 10 years. Options were granted under this plan to all outside directors on April 26, 2001. Of the amount initially authorized, options to purchase 60,478 shares of common stock remain and may be granted under the plan.

The Board of Directors has adopted, subject to stockholder approval at this year’s annual meeting, the Amended and Restated Directors’ Stock Option Plan. This amended and restated plan would extend the term of the plan, replenish the number of shares of Wolverine common stock available for stock options under the Plan and adjust the method of calculating the number of stock options to be distributed. A more detailed description of the Amended and Restated Directors’ Stock Option Plan is provided below under a separate heading.

In 1996, Wolverine adopted the Outside Directors’ Deferred Compensation Plan (the “1996 Deferred Compensation Plan”), a supplemental nonqualified deferred compensation plan for directors who are not employees of Wolverine or its subsidiaries. The plan permits all outside directors to defer 25%, 50%, 75% or 100% of their directors’ fees. Amounts deferred are credited on the books of Wolverine to an account established for that director as if the amounts had been invested to purchase shares of common stock using the market price of common stock on the date such fees would have been payable (“phantom stock”). The value of the account will increase or decrease during the deferral period corresponding to changes in the market value of common stock. The accumulated value of a director’s account under the plan is paid in cash upon termination of service as a director in a single lump-sum or annual installments over a period of up to 10 years.

Upon adoption of the 1996 Deferred Compensation Plan, Wolverine terminated its previously existing Director Retirement Plan (“Director Retirement Plan”) and provided for the conversion of the expected benefits payable under the Director Retirement Plan. Only outside directors who continued to serve as directors at the close of the annual meeting of stockholders on April 17, 1996 (“continuing directors”), received an award of phantom stock units representing additional retirement income under the 1996 Deferred Compensation Plan. Except for the continuing directors, no future outside director will receive retirement awards under the 1996 Deferred Compensation Plan. To approximate as nearly as possible the expected benefits that otherwise would have been payable to continuing directors under the Director Retirement Plan if it had remained in effect, on April 17, 1996, Wolverine awarded to each continuing director a number of phantom stock units having a market value equal to the present value (determined by an actuary) of the expected benefits payable under the Director Retirement Plan. In addition, to approximate as nearly as possible the minimum service requirements imposed under the Director Retirement Plan, phantom stock units that represent awards of retirement income are subject to delayed vesting provisions. Cash equal to the accumulated value of all phantom stock units representing retirement awards credited to a director’s account will be payable upon termination of service as a director. Payments will be made in 10 annual installments beginning the month following termination of service as a director.

Upon a “change in control” as defined in the 1996 Deferred Compensation Plan, all amounts credited to a director’s account (both for deferred fees and retirement income) will be distributed to the director in a single lump-sum. For purposes of the 1996 Deferred Compensation Plan, “change in control” is defined as:

•	failure of the individuals who were directors at the time the 1996 Deferred Compensation Plan was adopted and those whose election or nomination to the Board of Directors was approved by a three-quarters vote of the directors then still in office who were directors at the time the 1996 Deferred Compensation Plan was adopted, or whose election or nomination was so approved, to constitute a majority of the Board of Directors;
•	acquisition by certain persons or groups of 20% or more of the common stock or combined outstanding voting power (excluding certain transactions);
•	approval by the stockholders of a reorganization, merger or consolidation (excluding certain permitted transactions); or
•	approval by the stockholders of a complete liquidation or dissolution of Wolverine or the sale or disposition of all or substantially all of the assets of Wolverine (excluding certain permitted transactions).

The Board of Directors has adopted, subject to stockholder approval at this year’s annual meeting, the Amended and Restated Outside Directors’ Deferred Compensation Plan (the “Restated Deferred Compensation Plan”). The only significant change in the Restated Deferred Compensation Plan is that all future payouts would be made in Wolverine’s common stock rather than cash. Subject to appropriate adjustments for future stock splits and other similar capital adjustments, phantom stock units would be converted to Wolverine’s common stock at a one-to-one ratio on each distribution date. Under the 1996 Deferred Compensation Plan, phantom stock units are converted to cash based on a formula that takes into account the average market value of Wolverine common stock over the one-year period preceding the payout.

Mr. Matthews serves as Lead Director of Wolverine. For his service as Lead Director, Mr. Matthews received $60,000 for the period from May 2000 through April 2001, and $46,000 for the period from May 2001 through April 2002. These payments were in lieu of the annual director retainer fee of $23,000.

In April 2000, Mr. Bloom relinquished his role as Chief Executive Officer of Wolverine but continues to serve as Chairman of the Board of Directors. In addition to his duties as Chairman, Mr. Bloom also agreed to provide consulting services to Wolverine regarding its operations and strategic direction during a transition period. For these services, Mr. Bloom received $250,000 for the period from May 2000 through April 2001, and $175,000 for the period from May 2001 through April 2002. These payments were in lieu of all other director compensation and Mr. Bloom did not participate in the Directors’ Stock Option Plan or the 1996 Deferred Compensation Plan and did not receive an annual retainer, fees for Board or Committee meeting attendance or other compensation. The scope of Mr. Bloom’s services and his compensation will be reviewed annually by the Board of Directors.

Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan)

The Board of Directors believes that Wolverine’s short-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. Therefore, to provide incentives and rewards for achievement of short-term business unit goals, on February 15, 2002, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan) (the “Restated Annual Bonus Plan”). The Restated Annual Bonus Plan would amend and restate the existing Executive Short-Term Incentive Plan (Annual Bonus Plan), which was approved by the stockholders at the 1997 Annual Meeting of Stockholders (the “1997 Annual Plan”).

The Restated Annual Bonus Plan differs from the 1997 Annual Plan in two significant ways: it would extend the term of the 1997 Annual Plan to the first meeting of stockholders in 2007, and provide greater flexibility to the Compensation Committee in establishing performance goals. Under the Restated Annual Bonus Plan, the Compensation Committee would have a greater ability to link performance goals to more specific corporate performance criteria using one or more of the objective factors listed in the plan. The term of the 1997 Annual Plan expires at this year’s Annual Meeting of Stockholders unless extended by the Restated Annual Bonus Plan.

The Restated Annual Bonus Plan is designed to provide executive officers, senior corporate and divisional officers and other key employees with the opportunity for bonuses based on the performance of the business unit or units to which the employee is assigned. The Restated Annual Bonus Plan is intended to provide performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and would be interpreted and administered to achieve that purpose. Wolverine intends to continue its established practice of paying annual incentive bonuses to officers and key management employees based on individual performance goals. Participants in the Restated Annual Bonus Plan may also receive cash or other bonuses from Wolverine under other bonus programs. No payment under any such other arrangement may be contingent upon failure to satisfy the criteria for payment of an incentive bonus under the Restated Annual Bonus Plan.

The following is a summary of the principal features of the Restated Annual Bonus Plan and is qualified in its entirety by reference to the terms of the Restated Annual Bonus Plan set forth in Appendix B to this proxy statement.

The Restated Annual Bonus Plan is effective as of February 15, 2002. Adoption of the Restated Annual Bonus Plan by the Board of Directors and payment of bonuses pursuant to the Restated Annual Bonus Plan for 2002 are contingent upon stockholder approval. In the absence of such approval, the Restated Annual Bonus Plan would be void.

The Restated Annual Bonus Plan would be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”) or such other committee as the Board designates to administer the Restated Annual Bonus Plan. The Compensation Committee would consist of at least two members and all of its members would be “non-employee directors” as defined in Rule 16b-3 issued under the Securities Exchange Act of 1934 and “outside directors” as defined in the regulations issued under Section 162(m) of the Internal Revenue Code. Except as limited by the Restated Annual Bonus Plan, the Compensation Committee would have all of the express and implied powers and duties set forth in the Restated Annual Bonus Plan and would have full authority and discretion to interpret the Restated Annual Bonus Plan and to make all other determinations considered necessary or advisable for the administration of the Restated Annual Bonus Plan. The Compensation Committee could adopt such other rules, policies and forms for the administration, interpretation and implementation of the Restated Annual Bonus Plan as it considered advisable. All determinations, interpretations and selections made by the Compensation Committee regarding the Restated Annual Bonus Plan would be final and conclusive.

For each fiscal year, the Compensation Committee would select the executive officers (currently eight persons), senior corporate and divisional officers and other key employees (currently approximately 253 persons) who would be participants for the year. The Compensation Committee could limit the number of executive officers and senior corporate and divisional officers and other key employees who would be participants for a fiscal year. Selection as a participant for a fiscal year by the Compensation Committee would be limited to that fiscal year. An eligible executive officer, senior corporate or divisional officer or other key employee would be a participant for a fiscal year only if designated as a participant by the Compensation Committee for such fiscal year. The amount of bonus any individual would receive under the Restated Annual Bonus Plan would depend upon corporate and/or business unit performance for each fiscal year and is not presently determinable. If the Restated Annual Bonus Plan had been in effect for Wolverine’s 2001 fiscal year and each individual named below had been designated to participate in the Restated Annual Bonus Plan at the level at which each such person has been designated to participate for Wolverine’s 2001 fiscal year, and assuming that the Compensation Committee used the same performance criteria, the following benefits would have been paid under the Restated Annual Bonus Plan in 2001.

New Plan Benefits

Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan)

Name and Position	Dollar Value

Steven M. Duffy, Executive Vice President	$58,867
V. Dean Estes, Vice President	141,893
Stephen L. Gulis, Jr., Executive Vice President, Chief Financial Officer and Treasurer	68,322
Blake W. Krueger, Executive Vice President, General Counsel and Secretary	83,090
Timothy J. O’Donovan, Chief Executive Officer and President	204,965
Executive Group	619,321
Non-Executive Director Group	0
Non-Executive Officer Employee Group	2,204,983

Executive officers, senior corporate and divisional officers and other key employees of Wolverine may be considered to have an interest in the Restated Annual Bonus Plan because they may be designated as participants in the Restated Annual Bonus Plan.

The Compensation Committee would preestablish performance goals for each participant in the manner and within the time limits specified below. A target bonus goal would be established by the Compensation Committee, expressed as a percentage of the participant’s base salary or a specified dollar amount. The Compensation Committee would then establish incentive bonus levels, expressed as a percentage of the target bonus, that would be paid to the participant at specified levels of performance by Wolverine, a subsidiary, division, or profit center. The term “incentive bonus,” as used in the Restated Annual Bonus Plan, would mean an annual bonus awarded and paid to a participant for services to Wolverine during a fiscal year that is based upon achievement of pre-established financial objectives by Wolverine. The Compensation Committee would also establish any specific conditions under which an incentive bonus could be reduced or forfeited (but not increased).

The incentive bonus levels described above could be expressed as either: (i) a matrix of percentages of the target bonus that would be paid at specified levels of performance; or (ii) a mathematical formula that determines the percentage of the target bonus that would be paid at varying levels of performance.

Under the 1997 Annual Plan, performance is determined by reference to profits and sales of Wolverine and/or its operating divisions or profit centers. Performance of Wolverine under the 1997 Annual Plan could be measured by: (i) achievement by Wolverine of specified, absolute levels of company-wide profit before taxes, provided that such levels were greater than zero and substantially uncertain when specified; (ii) achievement by Wolverine of specified absolute levels of company-wide sales, provided that such levels were greater than zero and substantially uncertain when specified; (iii) achievement by a Wolverine operating division or profit center of specified, absolute levels of profit before taxes, provided that such levels were greater than zero and substantially uncertain when specified; (iv) achievement by a Wolverine operating division or profit center of specified, absolute levels of sales, provided that such levels were greater than zero and substantially uncertain when specified; or (v) any combination of the performance measures described above.

Under the Restated Annual Bonus Plan, performance of Wolverine and/or its subsidiaries, operating divisions or profit centers would be determined by reference to one or more of the following objectively determinable factors, as selected by the Compensation Committee: net earnings, net earnings before taxes, operating income, revenues, net sales, net sales and other operating income, return on sales, return on equity, earnings per share, total stockholder return, economic value added measurements, return on assets, return on invested capital or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges. These factors could be measured against pre-determined levels or Wolverine’s relative performance when compared to a pre-established peer group. Wolverine believes that the list of factors that would be used to measure performance under the Restated Annual Bonus Plan provides more flexibility to the Compensation Committee to establish relevant, objective factors for measuring short-term performance than the list contained in the 1997 Annual Plan.

Payment of an incentive bonus to a participant for a fiscal year under the Restated Annual Bonus Plan would be entirely contingent upon achievement of the performance levels established by the Compensation Committee. All determinations to be made by the Compensation Committee for a fiscal year would be made by the Committee during the first 90 days of each fiscal year. An incentive bonus would be based solely upon objective criteria, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals were met and from that determination could calculate the incentive bonus to be paid. Although the Compensation Committee would have authority to exercise reasonable discretion to interpret the Restated Annual Bonus Plan and the criteria it would specify pursuant to the Restated Annual Bonus Plan, it could not amend or waive such criteria after the 90th day of a fiscal year. The Compensation Committee would have no authority or discretion to increase any incentive bonus or to construct, modify or apply the measurement of performance in a manner that would directly or indirectly increase the incentive bonus for any participant for any fiscal year above the amount determined by the applicable objective standards established within the first 90 days of the fiscal year.

The incentive bonus for each eligible participant for a fiscal year would be determined on the basis of the target bonus and performance criteria established by the Compensation Committee for the fiscal year. The Compensation Committee would determine, and would certify in writing prior to payment of the incentive bonus, that performance for the fiscal year satisfied the criteria established by the Compensation Committee for the year. The incentive bonus for any participant for a fiscal year would not, in any event, exceed $1,500,000. The incentive bonus of each participant would be paid to the participant by Wolverine as soon as feasible following the final determination and certification by the Compensation Committee of the amount payable.

The incentive bonus otherwise payable to a participant for a fiscal year would be adjusted as follows. If a participant ceased to be a participant before the end of any fiscal year and more than six months after the beginning of such fiscal year because of death, normal or early retirement under Wolverine’s retirement plan, as then in effect, or total disability under Wolverine’s long-term disability plan, an award would be paid to the participant or the participant’s beneficiary after the end of such fiscal year prorated as follows: the award, if any, for such fiscal year would be equal to 100% of the incentive bonus that the participant would have received if the participant had been a participant during the entire fiscal year, multiplied by the ratio of the participant’s full months as a participant during that fiscal year to the 12 months in that fiscal year. Despite the above, the Compensation Committee would have discretion to reduce or eliminate any incentive bonus otherwise payable pursuant to the Restated Annual Bonus Plan. If an employee ceased to be a participant during any fiscal year, or prior to actual receipt of the award for a previous fiscal year, because of the participant’s termination of employment for any reason other than described above, the participant would not be entitled to any award for such fiscal year.

The Board of Directors could terminate the Restated Annual Bonus Plan at any time or could from time to time amend the Restated Annual Bonus Plan as it considered proper and in the best interests of Wolverine. No termination or amendment could impair the validity of, or the obligation of Wolverine to pay, any incentive bonus awarded for any fiscal year prior to the year in which the termination or amendment was adopted or, if later, was effective. No amendment adopted after the first 90 days of a fiscal year could directly or indirectly increase any incentive bonus for that fiscal year. Except as otherwise provided in the Restated Annual Bonus Plan and the applicable objective criteria established pursuant to the Restated Annual Bonus Plan for determining the amount of any incentive bonus for a fiscal year, no incentive bonuses would be payable for the fiscal year in which the Restated Annual Bonus Plan was terminated, or, if later, in which the termination was effective.

Subject to earlier termination by the Board of Directors, the Restated Annual Bonus Plan would terminate without action by the Board of Directors as of the date of the first meeting of stockholders held in 2007, unless reapproved by the stockholders. If reapproval occurred, the Restated Annual Bonus Plan would terminate as of the date of the first meeting of stockholders occurring in the fifth year following reapproval or any subsequent reapproval. If the Restated Annual Bonus Plan terminates due to lack of reapproval by the stockholders, no incentive bonuses would be awarded for the fiscal year in which the plan terminates.

A vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Restated Annual Bonus Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised Wolverine that this proposal is considered to be a routine matter. Therefore, shares of common stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares. If the Restated Annual Bonus Plan is not approved by the stockholders, no incentive bonuses will be paid under the Restated Annual Bonus Plan to the Chief Executive Officer or any of the four most highly compensated executive officers (other than the Chief Executive Officer).

Your Board of Directors recommends that you vote FOR approval of the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).

Amended And Restated Executive Long-Term Incentive Plan
(3-Year Bonus Plan)

The Board of Directors believes that Wolverine’s long-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. Therefore, to provide incentives and rewards for longer-term planning and decision-making and the achievement of longer-term corporate performance goals, on February 15, 2002, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan) (the “Restated Long-Term Plan”). The Restated Long-Term Plan would amend and restate the existing Long-Term Incentive Plan (3-Year Bonus Plan) that was approved by the stockholders at the 1997 Annual Meeting of Stockholders (the “1997 Long-Term Plan”). The Restated Long-Term Plan differs from the 1997 Long-Term Plan in three significant ways: it would extend the term of the 1997 Long-Term Plan to the first meeting of stockholders in 2007; it would provide more flexibility to the Compensation Committee in establishing performance goals; and it would raise the maximum amount payable to any participant with respect to any three-year period from $1,000,000 (excluding the 20% increase in the incentive bonus payable in restricted stock) to $1,500,000. Under the Restated Long-Term Plan, the Compensation Committee would have a greater ability to link performance goals to more specific corporate performance criteria using one or more of the objective factors listed in the plan. The 1997 Long-Term Plan expires at this year’s Annual Meeting of Stockholders unless extended by the Restated Long-Term Plan.

The Restated Long-Term Plan is designed to provide executive officers and key management employees the opportunity for additional compensation based upon the achievement of corporate financial performance goals over a three-year period. The primary purposes of the Restated Long-Term Plan are to provide a significant incentive to substantially improve the longer-term performance of Wolverine and to foster cooperation among all business units. The target financial performance goals are ambitious in nature and generally require achievements which provide a significant challenge to management. The Restated Long-Term Plan is intended to provide performance-based compensation under Section 162(m) of the Internal Revenue Code and would be interpreted and administered to achieve that purpose. Wolverine intends to continue its established practice of paying incentive bonuses to officers and key management employees based on individual performance goals. Participants in the Restated Long-Term Plan may also receive cash or other bonuses from Wolverine under other bonus programs. No payment under any such other arrangement may be contingent upon failure to satisfy the criteria for payment of an incentive bonus under the Restated Long-Term Plan.

The following is a summary of the principal features of the Restated Long-Term Plan and is qualified in its entirety by reference to the terms of the Restated

Long-Term Plan as set forth in Appendix C to this proxy statement.

The Restated Long-Term Plan is initially effective as of February 15, 2002. Adoption of the Restated Long-Term Plan by the Board of Directors and payment of bonuses pursuant to the Restated Long-Term Plan are contingent upon stockholder approval. In the absence of such approval, the Restated Long-Term Plan would be void.

The Restated Long-Term Plan would be administered by the Compensation Committee, or such other committee as the Board designates to administer the Restated Long-Term Plan. The Compensation Committee would consist of at least two members and all of its members would be “non-employee directors” as defined in Rule 16b-3 issued under the Securities Exchange Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Internal Revenue Code. Except as limited by the Restated Long-Term Plan, the Compensation Committee would have all of the express and implied powers and duties set forth in the Restated Long-Term Plan and would have full authority and discretion to interpret the Restated Long-Term Plan and to make all other determinations considered necessary or advisable for the administration of the Restated Long-Term Plan. The Compensation Committee could adopt such other rules, policies and forms for the administration, interpretation and implementation of the Restated Long-Term Plan as it considered advisable. All determinations, interpretations and selections made by the Compensation Committee regarding the Restated Long-Term Plan would be final and conclusive.

The primary concept of the Restated Long-Term Plan is to establish financial performance goals for each overlapping three-year time period for Wolverine. Performance periods would begin every fiscal year and end three full fiscal years later.

For each three-year period, the Compensation Committee would select the executive officers (currently seven persons) and other key management employees (currently approximately 27 persons) who would be participants for the three-year period. The Compensation Committee could limit the number of executive officers and key management employees who would be participants for a three-year period. Selection as a participant for a three-year period by the Compensation Committee would be limited to that three-year period. An eligible executive officer or key management employee would be a participant for a three-year period only if designated as a participant by the Compensation Committee for such three-year period. The amount of bonus any individual would receive under the Restated Long-Term Plan would depend upon corporate performance for each three-year performance period and is not presently determinable. If the Restated Long-Term Plan had been in effect for Wolverine’s 1999-2001 performance period and each individual named below had been designated to participate in the Restated Long-Term Plan at the level at which each such person has been designated to participate for Wolverine’s 2002-2004 performance period, and assuming that the Compensation Committee used the same performance criteria as used for the 1999-2001 performance period, the following benefits would have been paid under the Restated Long-Term Plan in 2001.

New Plan Benefits

Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan)

Name and Position	Dollar Value

Steven M. Duffy, Executive Vice President	$0
V. Dean Estes, Vice President	0
Stephen L. Gulis, Jr., Executive Vice President, Chief Financial Officer and Treasurer	0
Blake W. Krueger, Executive Vice President, General Counsel and Secretary	0
Timothy J. O’Donovan, Chief Executive Officer and President	0
Executive Group	0
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

Executive officers and other key management employees of Wolverine may be considered to have an interest in the Restated Long-Term Plan because they may be designated as participants in the Restated Long-Term Plan.

The Compensation Committee would preestablish performance goals for each participant in the manner and within the time limits specified in the Restated Long-Term Plan. For each participant in each three-year period, the Compensation Committee would specify a target bonus goal established by the Compensation Committee, expressed as a specified dollar amount or as a percentage of the participant’s average annual earned salary, and incentive bonus levels, expressed as a percentage of the target bonus, that would be paid to the participant at specified levels of performance. The term “incentive bonus,” as used in the Restated Long-Term Plan, would mean a bonus awarded and paid to a participant for services to Wolverine during a three-year period that is based upon achievement of preestablished financial objectives by Wolverine. The Compensation Committee could also establish any specific conditions under which an incentive bonus would be reduced or forfeited (but not increased).

The incentive bonus levels described above could be expressed either as (i) a matrix of percentages of the target bonus that would be paid at specified levels of performance; or (ii) a mathematical formula that determines the percentage of the target bonus that would be paid at varying levels of performance.

Under the 1997 Long-Term Plan, performance is determined by reference to the earnings per share of Wolverine. For purposes of the 1997 Long-Term Plan, the definition of “earnings per share” means Wolverine’s net after-tax earnings per share of common stock after all expenses and taxes, except for any special one-time charges.

Under the Restated Long-Term Plan, performance of Wolverine and/or its subsidiaries, operating divisions, or profit centers would be determined by reference to one or more of the following objectively determinable factors, as selected by the Compensation Committee: net earnings, net earnings before taxes, operating income, revenues, net sales, net sales and other operating income, return on sales, return on equity, earnings per share, total stockholder return, economic value added measurements, return on assets, return on invested capital or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges. These factors could be measured against pre-determined levels or Wolverine’s relative performance when compared to a pre-established peer group. Wolverine believes that the list of factors that would be used to measure performance under the Restated Long-Term Plan provides more flexibility to the Compensation Committee to establish relevant, objective factors for measuring long-term performance than contained in the 1997 Long-Term Plan.

Payment of an incentive bonus to a participant for a three-year period under the Restated Long-Term Plan would be entirely contingent upon the performance goals established by the Compensation Committee, the satisfaction of which would be substantially uncertain when established by the Compensation Committee for the three-year period. All determinations to be made by the Compensation Committee for a three-year period would be made by the Compensation Committee during the first 90 days of each three-year period. An incentive bonus would be based solely upon objective criteria, from which an independent third party with knowledge of the facts could determine whether the performance goals or range of goals were met and from that determination could calculate the incentive bonus to be paid. Although the Compensation Committee would have authority to exercise reasonable discretion to interpret the Restated Long-Term Plan and the criteria it would specify pursuant to the Restated Long-Term Plan, it could not amend or waive such criteria after the 90th day of a three-year period. The Compensation Committee would have no authority or discretion to increase any incentive bonus or to construct, modify or apply the measurement of performance in a manner that would directly or indirectly increase the incentive bonus for any participant for any three-year period above the amount determined by the applicable objective standards established within the first 90 days of the three-year period.

The incentive bonus for each eligible participant for a three-year period would be determined on the basis of the target bonus and performance criteria established by the Compensation Committee for the three-year period. The Compensation Committee would determine, and would certify in writing prior to payment of any incentive bonus, that Wolverine’s performance for the three-year period satisfied the criteria established by the Compensation Committee for the three-year period.

The incentive bonus otherwise payable to a participant for a three-year period would be adjusted as follows. If a participant ceased to be a participant before the end of any three-year period and more than 12 months after the beginning of such three-year period because of death, normal or early retirement under Wolverine’s retirement plan, as then in effect, or total disability under Wolverine’s long-term disability plan, an award would be paid to the participant or the participant’s beneficiary after the end of such three-year period prorated as follows: the award, if any, for such three-year period would be equal to 100% of the incentive bonus that the participant would have received if the participant had been a participant during the entire performance period multiplied by the ratio of the participant’s full months as a participant during that performance period to the total number of months in that performance period. The award, if any, would only be made in the form of a cash payout and no shares of restricted stock would be awarded. Despite the above, the Compensation Committee would have discretion to reduce or eliminate any incentive bonus otherwise payable pursuant to the Restated Long-Term Plan. If an employee ceased to be a participant during any three-year period(s), or prior to actual receipt of the award for a previous period because of the participant’s termination of employment for any reason other than described above, the participant would not be entitled to any award for such three-year period. If a participant continued in Wolverine’s employment but no longer was approved by the Compensation Committee to participate in future three-year periods, the participant would be eligible for a prorated award determined in the same manner set forth above. Despite the above, the Compensation Committee would have discretion to reduce or eliminate any incentive bonus otherwise payable pursuant to the Restated Long-Term Plan.

Each participant would receive part of his or her incentive bonus in cash and part in restricted stock according to the terms of the Restated Long-Term Plan. Each active participant would receive a cash payment equal to 50% of his or her incentive bonus. Wolverine would make the cash payment as soon as feasible following final determination and certification by the Compensation Committee of the amount payable. Each participant would also receive a grant of restricted stock on the same date the cash payment is made. The number of shares of restricted stock a participant would receive would equal 70% of the incentive bonus divided by the market value of Wolverine’s common stock on the date of grant, rounded to the nearest whole share. The restrictions imposed on the restricted stock would lapse in three equal annual installments commencing one year following the grant date. Each award of restricted stock would be evidenced by a restricted stock agreement containing such terms and conditions, including vesting schedules, consistent with the provisions of the Restated Long-Term Plan. The incentive bonus payable to any participant with respect to any three-year period would not, in any event, exceed $1,500,000, exclusive of the 20% increase in the amount of the incentive bonus payable in restricted stock.

The Board of Directors could terminate the Restated Long-Term Plan at any time or could from time to time amend the Restated Long-Term Plan as it considered proper and in the best interests of Wolverine. No termination or amendment could impair the validity of, or the obligation of Wolverine to pay, any incentive bonus awarded for any three-year period ending prior to the year in which the termination or amendment was adopted or, if later, was effective. No amendment adopted after the first 90 days of a performance period could directly or indirectly increase the amount of any incentive bonus, or alter the objective criteria in a manner which would increase any incentive bonus, for that three-year period. Except as otherwise provided in the Restated Long-Term Plan and the applicable objective criteria established pursuant to the Restated Long-Term Plan for determining the amount of any incentive bonus for a three-year period, no incentive bonuses would be payable for the three-year period in which the Restated Long-Term Plan was terminated or, if later, in which the termination was effective.

Subject to earlier termination by the Board of Directors, the Restated Long-Term Plan would terminate without action by the Board of Directors as of the date of the first meeting of the stockholders in 2007, unless reapproved by the stockholders at that meeting or any earlier meeting. If reapproval occurs, the Restated Long-Term Plan would terminate as of the date of the first meeting of the stockholders in the fifth year following reapproval and each subsequent reapproval unless reapproved on or before the termination date. If the Restated Long-Term Plan terminates under this provision due to lack of reapproval by the stockholders, incentive bonuses would be paid for the three-year periods already commenced before the date of termination of the Restated Long-Term Plan, except for the three-year period that initially began in the year in which the Restated Long-Term Plan terminates.

A vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Restated Long-Term Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised Wolverine that this proposal is considered to be a routine matter. Therefore, shares of common stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares. If the Restated Long-Term Plan is not approved by the stockholders, no incentive bonuses will be paid under the Restated Long-Term Plan to the Chief Executive Officer or any of the four most highly compensated executive officers (other than the Chief Executive Officer).

Your Board of Directors recommends that you vote FOR approval of the Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan).

Amended and Restated Directors’ Stock Option Plan

The Board of Directors believes that stock options, which return no monetary value to a recipient unless the stockholders as a whole benefit from an increase in the stock price, are an especially effective means of aligning the interests of Wolverine’s directors with the interests of its stockholders. Therefore, to attract and retain the services of experienced and knowledgeable non-employee directors, who are not eligible for awards under most of Wolverine’s stock plans, and to provide additional incentive for Wolverine’s non-employee directors to promote the best interests of Wolverine and its stockholders, on February 15, 2002, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Directors’ Stock Option Plan (the “Restated Directors’ Stock Option Plan”). The Restated Directors’ Stock Option Plan is intended to amend and restate the 1994 Directors’ Stock Option Plan (the “1994 Directors’ Stock Option Plan”), which was adopted and approved by the stockholders at the 1994 Annual Meeting of Stockholders. Because the 1994 Directors’ Stock Option Plan has only 60,478 authorized shares remaining for future options, the Board of Directors believes that the adoption and implementation of the Restated Directors’ Stock Option Plan, making additional shares available for options to non-employee directors, is now advisable.

The following is a summary of the principal features of the Restated Directors’ Stock Option Plan. The summary is qualified in its entirety by reference to the terms of the Restated Directors’ Stock Option Plan as set forth in Appendix D to this proxy statement.

•	Two key features of the Restated Directors’ Stock Option Plan are:

•	400,000 additional shares of common stock would be available for stock option grants under the Restated Directors’ Stock Option Plan, subject to certain anti-dilution and other adjustments; and

•	the exercise price for all stock options issuable under the Restated Directors’ Stock Option Plan must be 100% of the fair market value of common stock on the date of grant.

The stock options granted under the Restated Directors’ Stock Option Plan would be nonqualified stock options. Only directors of Wolverine who are not also employees of Wolverine or any of its subsidiaries would be eligible to participate in the Restated Directors’ Stock Option Plan unless excluded from participation by the Compensation Committee pursuant to an individual agreement or arrangement. On April 25, 2002, the date of the 2002 annual meeting of stockholders, there would be nine non-employee directors who would become participants in the Restated Directors’ Stock Option Plan upon approval of the plan by the stockholders. Additional individuals may become non-employee directors in the future and may thereafter participate in the Restated Directors’ Stock Option Plan. The Restated Directors’ Stock Option Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974, as amended.

The Restated Directors’ Stock Option Plan would be administered by the Compensation Committee. The Compensation Committee would interpret the provisions of the Restated Directors’ Stock Option Plan and supervise its administration. However, because stock options would be granted automatically each year and the term, exercise price, number of options to be granted, and other material features of the stock options would be fixed, the Compensation Committee would exercise limited discretion with respect to stock option grants under the Restated Directors’ Stock Option Plan.

The Restated Directors’ Stock Option Plan provides that an option to purchase a number of shares of Wolverine’s common stock that have a market value equal to three times the annual director retainer fee then in effect would be automatically granted on April 25, 2002, and on the date of each succeeding annual meeting of Wolverine’s stockholders to each person who is a non-employee director at the close of each annual meeting. For 2002 grants, this amount is $69,000. Under the 1994 Directors’ Stock Option Plan (which would be amended and replaced by the proposed plan), non-employee directors receive, on the date of each annual meeting, an option to purchase a number of shares of Wolverine’s common stock equal to a set dollar amount, currently $65,000. If the Restated Directors’ Stock Option Plan is approved by stockholders, the 60,478 shares remaining under the 1994 Directors’ Stock Option Plan would be used for awards under the Restated Directors’ Stock Option Plan in amounts and under the terms of the plan as restated. These shares would be in addition to the 400,000 shares that the Restated Directors’ Stock Option Plan authorizes.

In addition to the annual option grant under the Restated Directors’ Stock Option Plan, each non-employee director would receive a one-time award on the date of his or her initial election or appointment as a director an option to purchase a number of shares of Wolverine common stock that have a market value equal to six times the annual director retainer fee then in effect. For a new director elected or appointed to the Board in 2002, this amount would be $138,000. Under the 1994 Directors’ Stock Option Plan, non-employee directors receive on the date of their initial appointment or election an option to purchase a number of shares of Wolverine’s common stock equal to a set dollar amount, currently $250,000. The number of shares awarded pursuant to automatic grants, along with the exercise prices, would be subject to adjustment in the event of a stock split, stock dividend, merger or any other similar change in the corporate structure or shares of Wolverine.

The Compensation Committee would set forth the terms of individual grants of stock options in stock option agreements containing such terms and conditions, consistent with the provisions of the Restated Directors’ Stock Option Plan, as the Compensation Committee considers appropriate. Wolverine would receive no consideration upon the grant of stock options. The option price per share would be 100% of the market value of the common stock on the date of grant. Market value is the mean of the highest and lowest sale prices of shares of Wolverine’s common stock on the New York Stock Exchange on the grant date or, if the New York Stock Exchange is closed on the grant date, the last preceding date on which the New York Stock Exchange was open for trading and on which shares of common stock were traded. On March 1, 2002, the market value of Wolverine’s common stock was $15.645 per share.

The term of each stock option would not exceed 10 years from the grant date. Options generally would be exercisable for limited periods of time in the event an option holder retired, died, became disabled or otherwise ceased to be a director of Wolverine. Stock options granted to participants under the Restated Directors’ Stock Option Plan generally could not be transferred except by will or by the laws of descent and distribution. There would be no specified limit on the number of options that could be granted to any individual participant under the Restated Directors’ Stock Option Plan, except that pursuant to the formula in the plan itself a new non-employee director would be granted an initial option for a number of shares of Wolverine common stock that have a market value equal to six times the annual director retainer fee then in effect, and each continuing non-employee director would be limited to an annual grant of options for a number of shares of Wolverine common stock that have a market value equal to three times the annual director retainer fee then in effect.

Because the number of non-employee directors, the annual director retainer fee, and the market value of the common stock on the date of each annual meeting cannot presently be determined, the benefits or amounts that will be received by the non-employee directors under the Restated Directors’ Stock Option Plan also are not determinable. However, if the Restated Directors’ Stock Option Plan had been in effect for Wolverine’s 2001 fiscal year, the benefits under the Restated Directors’ Stock Option Plan would have been as follows:

New Plan Benefits

Amended and Restated Directors’ Stock Option Plan

	Dollar Value at	Number of Securities
Name and Position	March 1, 2002(1)	Underlying Options

Non-Executive Director Group (10 persons)(2)	$0	40,190(3)
All Other Directors and Employees	0	0

(1)	The dollar value of a stock option is determined by calculating the spread between the exercise price of the option and the current value of Wolverine’s common stock. There is no spread based on the exercise price of the options listed in this table and the market value of Wolverine’s common stock as of March 1, 2002.
(2)	Mr. Bloom is not included in this group because his consulting agreement precludes him from participating in the Restated Directors’ Stock Option Plan.
(3)	Includes stock options to purchase 4,019 shares of Wolverine’s common stock for each of the 10 persons who were non-employee directors as of December 29, 2001.

Non-employee directors of Wolverine may be considered to have an interest in the Restated Directors’ Stock Option Plan because they would receive automatic grants of stock options under the Restated Directors’ Stock Option Plan.

Under current federal income tax laws, neither Wolverine nor the non-employee directors would recognize any income or deduction at the time a stock option was granted. When a non-employee director exercised a stock option granted under the Restated Directors’ Stock Option Plan, he or she would recognize self-employment income in the year of exercise equal to the difference between the stock option price and the fair market value of the shares acquired on the date of exercise. Wolverine would receive a corresponding deduction of this amount for federal income tax purposes. The optionee’s tax basis in the shares acquired would be increased by the amount of self-employment income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

The Board of Directors could from time to time amend the Restated Directors’ Stock Option Plan as it considered proper and in the best interests of Wolverine, except that the Restated Directors’ Stock Option Plan could not be amended more than once every six months other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules under those statutes. In addition, without stockholder approval, no amendment could become effective that would require stockholder approval pursuant to the rules of the New York Stock Exchange or any other exchange upon which Wolverine’s common stock is traded. No termination, amendment or modification could become effective with respect to any outstanding stock option without the prior written consent of the non-employee director holding the stock option unless such termination, amendment or modification operated solely to the benefit of the non-employee director.

Subject to stockholder approval, the Restated Directors’ Stock Option Plan would take effect on April 25, 2002 and, unless terminated earlier by the Board of Directors, the Restated Directors’ Stock Option Plan would terminate on April 24, 2012. No stock option could be granted under the Restated Directors’ Stock Option Plan after that date.

Wolverine intends to register shares covered by the Restated Directors’ Stock Option Plan under the Securities Act of 1933 before any stock options may be exercised and to file a listing application to cover the shares with the New York Stock Exchange.

A vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the adoption of the Restated Directors’ Stock Option Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised Wolverine that this proposal is considered to be a routine matter. Therefore, shares of common stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares. If the Restated Directors’ Stock Option Plan is not approved by stockholders, no awards under the Restated Directors’ Stock Option Plan will be made.

Your Board of Directors recommends that you vote FOR approval of the Amended and Restated Directors’ Stock Option Plan.

Amended and Restated Outside Directors’ Deferred Compensation Plan

The Board of Directors believes that Wolverine’s long-term interests are best advanced by aligning the interests of its directors with the interests of its stockholders. Therefore, to attract and retain the services of experienced and knowledgeable non-employee directors and to provide additional incentive for Wolverine’s non-employee directors to promote the best interests of Wolverine and its stockholders, on February 15, 2002, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Outside Directors’ Deferred Compensation Plan (the “Restated Deferred Compensation Plan”). The Restated Deferred Compensation Plan would allow non-employee directors to continue to defer their directors’ fees for retirement benefits, the future value of which would be directly tied to the value of Wolverine common stock. The Restated Deferred Compensation Plan is intended to amend and restate the 1996 Deferred Compensation Plan. The Restated Deferred Compensation Plan would continue in effect until amended. The primary change that the Restated Deferred Compensation Plan would make to the 1996 Deferred Compensation Plan is that benefit distributions would be made in shares of Wolverine common stock rather than cash. Upon stockholder approval, all future distributions of benefits, including those that Wolverine began to pay in annual cash installments before the Restated Deferred Compensation Plan became effective, would be made in shares of Wolverine common stock.

The following is a summary of the principal features of the Restated Deferred Compensation Plan. The summary is qualified in its entirety by reference to the terms of the Restated Deferred Compensation Plan as set forth in Appendix E to this proxy statement.

The Restated Deferred Compensation Plan would be administered and interpreted by the Compensation Committee, or such other committee as the Board of Directors designates. The Restated Deferred Compensation Plan would be an unfunded, supplemental nonqualified deferred compensation plan. Only directors who are not employees of Wolverine or its subsidiaries would be eligible to participate in the Restated Deferred Compensation Plan unless excluded from participation by the Compensation Committee pursuant to an individual agreement or arrangement. The Restated Deferred Compensation Plan would permit all non-employee directors to defer 25%, 50%, 75% or 100% of their directors’ fees. Except for newly eligible directors, elections to defer fees from any calendar year would be required to be made before the beginning of that calendar year. Elections would not be revocable once the year of the election begins and could only be revoked or modified as to future years if the revocation or modification occurred before the start of any such calendar year. Newly eligible directors would have 90 days from the date of eligibility to elect to participate in the Restated Deferred Compensation Plan, and such participation would only begin after the election is made. If a newly eligible director does not elect to participate within the first 90 days of eligibility, he or she would have to wait until the next calendar year to participate.

Amounts deferred under the Restated Deferred Compensation Plan would be credited on the books of Wolverine to an account established for that director as a number of stock units equal to the cash amount of deferred director’s fees divided by the market value of Wolverine common stock on the date the deferred director’s fees would have been payable. The number of stock units in each director’s account would be increased upon each payment of a cash dividend by an amount of stock units equal to the amount of cash that would have been payable to a stockholder owning the number of shares of Wolverine common stock represented by stock units credited to a director’s account divided by the market value of Wolverine common stock on the date of payment of the dividend.

Upon termination of service by a participating director or a change in control of Wolverine, stock units within the plan would be converted to Wolverine common stock at a one-to-one ratio (with cash in lieu of fractional shares) and distributed to the participant. Under the 1996 Deferred Compensation Plan, distributions are made in cash in an amount determined by a formula that converts stock units to cash based on the average market value of Wolverine common stock during the 12 months preceding distribution. The Board of Directors believes that the Restated Deferred Compensation Plan provides a more direct link to stock price performance by providing for distributions in the form of shares of common stock.

Distributions of Wolverine common stock to a participant after termination of service as a director under the Restated Deferred Compensation Plan would be made according to the method of distribution selected by the participant. Participating directors could elect either: (i) a single lump-sum distribution; (ii) installment distributions in not more than 10 annual installments; or (iii) a lump-sum distribution or installment distributions that would be distributed following termination of service and commencing either (a) when the participant retires from his or her principal employment, (b) in January of the year following termination of service or retirement from his or her principal employment, or (c) at such age selected by the director not to exceed 70. If, on the date of distribution, the market value of the Wolverine common stock to be distributed is less than $5,000, the distribution would occur as a lump-sum distribution despite the participating director’s election. If a change in control of Wolverine (as defined below) triggers the distribution, the distribution would occur immediately despite the participating director’s election. The Restated Deferred Compensation Plan defines a change in control as:

•	failure of the individuals who were directors at the time the Restated Deferred Compensation Plan was adopted and those whose election or nomination to the Board of Directors was approved by a three-quarters vote of the directors then still in office who were directors at the time the Restated Deferred Compensation Plan was adopted, or whose election or nomination was so approved, to constitute a majority of the Board of Directors;
•	acquisition by certain persons or groups of 20% or more of the common stock or combined outstanding voting power (excluding certain transactions);
•	approval by the stockholders of a reorganization, merger or consolidation (excluding certain permitted transactions); or
•	approval by the stockholders of a complete liquidation or dissolution of Wolverine or the sale or disposition of all or substantially all of the assets of Wolverine (excluding certain permitted transactions).

If a participant dies before distribution of all benefits due under the Restated Deferred Compensation Plan, the remaining benefits would be distributed to the beneficiary previously selected by the participant. In the absence of a properly selected beneficiary, the remaining benefits would be distributed to the surviving spouse, or if there is no surviving spouse, to the participant’s estate. Unless otherwise elected by the participant before death, such distributions would continue in the time and manner of distributions before the participant’s death. Wolverine would reduce the amount of benefits distributed to a participant’s beneficiary by an amount equal to the generation-skipping transfer tax and interest, if any, that is payable by Wolverine.

The right to receive Wolverine common stock (and cash in lieu of fractional shares) equal to the number of stock units credited to the participating director’s account is fully vested. Subject to adjustment for a stock split, stock dividend, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of Wolverine, the Restated Deferred Compensation Plan limits the number of shares of Wolverine’s common stock available for distribution under the Restated Deferred Compensation Plan to 400,000 shares. Benefits to be received by or allocated to the participants under the Restated Deferred Compensation Plan are not determinable because director participation is optional and the future value of Wolverine’s common stock is not determinable. Benefits that would have been received or allocated to the participants under the Restated Deferred Compensation Plan had the plan been in effect for Wolverine’s last fiscal year are also not determinable because director participation is optional and no benefits were distributed to the non-executive director group under the 1996 Deferred Compensation Plan during Wolverine’s last fiscal year.

Non-employee directors of Wolverine may be considered to have an interest in the Restated Deferred Compensation Plan because they may elect to participate in the Restated Deferred Compensation Plan.

Upon adoption of the 1996 Deferred Compensation Plan, Wolverine terminated its previously existing Director Retirement Plan and provided for the conversion of the expected benefits payable under the Director Retirement Plan. To approximate as nearly as possible the expected benefits that otherwise would have been payable to continuing directors under the Director Retirement Plan if it had remained in effect, on April 17, 1996, Wolverine awarded to each continuing director a number of retirement stock units under the 1996 Deferred Compensation Plan having a market value equal to the present value (determined by an actuary) of the expected benefits payable under the Director Retirement Plan. Only non-employee directors as of April 17, 1996, received retirement stock units as a conversion of benefits under the Director Retirement Plan. No individual who became a director after that date has received retirement awards under the 1996 Deferred Compensation Plan or will receive retirement awards under the Restated Deferred Compensation Plan. In addition, to approximate as nearly as possible the minimum service requirements imposed under the Director Retirement Plan, retirement stock units representing awards of retirement income are separately accounted for and are subject to delayed vesting provisions.

Except as discussed in the preceding and following paragraphs, retirement stock units under the Restated Deferred Compensation Plan would be accounted for, accumulate, and be converted to Wolverine common stock upon distribution in the same manner as other stock units. Under the Restated Deferred Compensation Plan, retirement stock units vest and would be distributed differently than other stock units. The right to receive distributions of common stock (and cash in lieu of fractional shares) for retirement stock units vests at the rate of 50% after five years of total service and 10% per year of total service thereafter. Upon a change in control of Wolverine or a director attaining age 65 or becoming unable to fulfill his or her duties as a director due to death or disability, however, all right to receive distributions of common stock (and cash in lieu of fractional shares) for retirement stock units would vest immediately. The distribution of Wolverine common stock (and cash in lieu of fractional shares) based on retirement stock units would occur in 10 annual installments upon termination of service as a director of Wolverine. A distribution to a participating director triggered by a change in control of Wolverine would occur in a single lump-sum.

A vote of the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve the Restated Deferred Compensation Plan. For purposes of counting votes on this proposal, abstentions will be counted as voted against the proposal. Broker non-votes will not be counted as voted on the proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The New York Stock Exchange has advised Wolverine that this proposal is considered to be a routine matter. Therefore, shares of common stock held by New York Stock Exchange member organizations, or their nominees, may be voted without specific instructions from the beneficial owners of such shares. If the Restated Deferred Compensation Plan is not approved by the stockholders, no shares of Wolverine common stock will be issued under the Restated Deferred Compensation Plan and the 1996 Deferred Compensation Plan would continue in effect.

Your Board of Directors recommends that you vote FOR approval of the Amended and Restated Outside Directors’ Deferred Compensation Plan.

Ownership of Wolverine Stock

Five Percent Stockholders

The following table sets forth information concerning the number of shares of Wolverine stock held by each entity known to Wolverine to have been the beneficial owner of more than five percent of Wolverine’s outstanding shares of common stock:

Five Percent Stockholders

	Amount and Nature of Beneficial
	Ownership of Common Stock

	Sole Voting	Shared
	and	Voting	Total
Name and Address	Dispositive	Or Dispositive	Beneficial	Percent
of Beneficial Owner	Power	Power	Ownership	of Class

Berger Small Cap Value Fund(1) 210 University Boulevard, Suite 900 Denver, Colorado 80206	—	3,800,000	3,800,000	9.15%
Perkins, Wolf, McDonnell & Company(2) 310 S. Michigan Avenue, Suite 2600 Chicago, Illinois 60604	67,900	5,363,495 (2)	5,431,395 (2)	12.0%
Gabelli Entities(3) One Corporate Center Rye, New York 10580-1435	2,405,300	—	2,405,300	5.4%
Putnam Investments, LLC.(4) One Post Office Square Boston, Massachusetts 02109	—	2,510,266	2,510,266	5.5%

(1)	Based on information set forth in Schedule 13G dated February 12, 2002. The Schedule 13G indicates that the Berger Small Cap Value Fund and its sub-investment adviser, Perkins, Wolf, McDonnell & Company, have investment and voting authority with respect to 3,800,000 shares of Wolverine’s common stock. Documents filed with the Securities and Exchange Commission indicate that Berger Small Cap Value Fund is a portfolio series established under the Berger Omni Investment Trust, an open-ended management investment company registered under the Investment Company Act of 1940, as amended.

(2)	Based on information set forth in Schedule 13G dated February 26, 2002. The Schedule 13G indicates that Perkins, Wolf, McDonnell & Company, identified as a broker or dealer and an investment adviser, is considered the beneficial owner of 5,431,395 shares of Wolverine common stock. According to the Berger Small Cap Value Fund Schedule 13G dated February 12, 2002, Perkins, Wolf, McDonnell & Company is the sub-investment adviser with respect to 3,800,000 shares of Wolverine’s common stock. It is likely that these 3,800,000 shares are counted twice in this table, once by the Berger Small Cap Value Fund and once by Perkins, Wolf, McDonnell & Company.

(3)	Based on information set forth in Schedule 13D dated February 5, 2001. The Schedule 13D indicates that: (i) Gabelli Funds, LLC (an investment adviser) has the sole power to vote and dispose of 903,600 shares of common stock; (ii) GAMCO Investors, Inc. (an investment adviser) has the sole power to vote 1,441,700 shares of common stock and the sole power to dispose of 1,471,700 shares of common stock; and (iii) Gabelli International Limited (a corporation) has the sole power to vote 30,000 shares of common stock.

(4)	Based on information set forth in Schedule 13G dated February 5, 2002. According to the Schedule 13G, Marsh & McLennan Companies, Inc. wholly owns Putnam Investments, LLC., which wholly owns two registered investment advisers: Putnam Investment Management, LLC., the investment adviser to the Putnam Family of Mutual Funds and The Putnam Advisory Company, LLC., which is the investment adviser to Putnam’s institutional clients. Both Putnam Investment Management, LLC. and The Putnam Advisory Company, LLC. have dispository power over the shares as investment managers, but each of the mutual funds’ trustees have voting power over the shares held by each fund, and the Putnam Advisory Company, LLC. has shared voting power over the shares held by the institutional clients. The Schedule 13G indicates the following interests: (i) Putnam Investments, LLC. has shared voting power with respect to 1,059,769 shares and shared dispositive power with respect to 2,510,266 shares; (ii) Putnam Investment Management LLC. has shared dispositive power with respect to 708,645 shares; and (iii) the Putnam Advisory Company has shared voting power with respect to 1,059,769 shares and shared dispositive power with respect to 1,801,621 shares.

Stock Ownership By Management

The following table sets forth the number of shares of common stock beneficially owned as of March 1, 2002, by each of Wolverine’s directors and nominees for director, each of the named executive officers and all of Wolverine’s directors, nominees for director and executive officers as a group. An asterisk in the column for “Percent of Class” means the individual owns less than one percent of the common stock:

Stock Ownership By Management

	Amount and Nature of Beneficial
	Ownership of Common Stock(1)

		Shared
	Sole Voting	Voting		Total
Name of	and Dispositive	or Dispositive	Stock	Beneficial	Percent
Beneficial Owner	Power	Power(2)	Options(3)	Ownership(3)	of Class

Geoffrey B. Bloom	324,844	76,405	398,848	800,097	1.91%
Daniel T. Carroll	27,842		38,475	66,317	*
Steven M. Duffy	75,902		154,391	230,293	*
V. Dean Estes	81,113		155,541	236,654	*
Donald V. Fites	10,000		38,749	48,749	*
Alberto L. Grimoldi	15,184		29,616	44,800	*
Stephen L. Gulis, Jr.	79,887		164,191	244,078	*
David T. Kollat	25,312		51,131	76,443	*
Blake W. Krueger	75,144		148,033	223,177	*
Phillip D. Matthews	20,062		53,662	73,724	*
David P. Mehney	85,217		33,413	118,630	*
Timothy J. O’Donovan	370,619	18,983	338,115	727,717	1.74%
Joseph A. Parini	7,185		29,616	36,801	*
Joan Parker	23,019		29,616	52,635	*
Elizabeth A. Sanders	7,000	3,375	44,803	55,178	*
Paul D. Schrage	5,000		33,415	38,415	*
All directors and executive
officers as a group	1,292,755	98,888	1,836,305	3,227,994	7.44%

(1)	The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.

(3)	These numbers include shares that may be acquired within 60 days after March 1, 2002, by the exercise of stock options granted under Wolverine’s various stock option plans.

Wolverine’s Stock Price Performance

The following graph compares the cumulative total stockholder return on Wolverine common stock to the Standard & Poor’s Small Cap 600 Index and the Standard & Poor’s 600 Footwear Index, assuming an investment of $100.00 at the beginning of the period indicated. Wolverine is part of the Standard & Poor’s Small Cap 600 Index and the Standard & Poor’s 600 Footwear Index. Cumulative total stockholder return is measured by dividing: (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.

Five Year Cumulative Total Return Summary

The dollar values for total stockholder return plotted in the graph are shown in the table below:

		S&P	S&P 600
Fiscal		Small Cap	Footwear
Year-End	Wolverine	600 Index	Index

1996	$100.00	$100.00	$100.00
1997	117.43	125.58	120.68
1998	69.25	123.95	97.63
1999	57.78	139.32	125.23
2000	81.59	155.76	242.28
2001	81.38	165.94	174.38

Executive Compensation

Summary of Executive Compensation

The following Summary Compensation Table shows selected information concerning the compensation earned during each of the three fiscal years in the period ended December 29, 2001, by all individuals who served as Chief Executive Officer during the last fiscal year and each of Wolverine’s four most highly compensated executive officers who served in positions other than Chief Executive Officer at the end of the last completed fiscal year.

Summary Compensation Table

				Long-Term Compensation

		Annual Compensation		Awards		Payouts

					Number of
				Restricted	Shares
Name and				Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	Options	Payouts(2)	Compensation(3)

Steven M. Duffy	2001	$313,077	$96,437	$129,625	90,060	$—	$9,204
Executive Vice	2000	298,462	—	110,630	40,230	—	9,204
President	1999	278,846	148,026	96,250	43,979	105,984	8,129

V. Dean Estes	2001	$287,116	$169,026	$68,625	42,118	$—	$5,547
Vice President	2000	276,250	—	55,315	20,703	—	6,216
	1999	264,115	89,354	48,125	20,135	102,106	6,491

Stephen L. Gulis, Jr.	2001	$281,731	$98,741	$129,625	71,503	$—	$7,196
Executive Vice	2000	268,462	—	110,630	40,087	—	7,196
President, Chief	1999	253,462	134,550	96,250	43,770	98,654	6,946
Financial Officer and Treasurer

Blake W. Krueger	2001	$318,077	$132,443	$129,625	74,674	$—	$9,092
Executive Vice	2000	304,519	—	110,630	40,555	—	9,092
President, General	1999	288,846	139,470	96,250	42,329	108,000	7,912
Counsel and Secretary

Timothy J. O’Donovan	2001	$563,462	$300,000	$259,250	69,207	$—	$10,184
Chief Executive	2000	517,308	—	221,260	84,623	—	10,184
Officer, President	1999	434,615	288,396	154,000	68,347	178,022	8,764
and Director

(1)	The values of restricted stock awards reported in this column are calculated using the closing market price of common stock on the date of grant. As of the end of Wolverine’s 2001 fiscal year, each of the named executive officers held shares of restricted stock. Dividends will be paid on shares of restricted stock at the same rate dividends are paid on common stock. The number of shares of restricted stock held by each named individual and the aggregate value of those shares (as represented by the closing price of common stock on December 28, 2001) at the end of Wolverine’s 2001 fiscal year, without giving effect to the reduction in value attributable to the restrictions on the stock, are set forth below:

	Number	Aggregate
	of Shares	Value

Mr. Duffy	35,250	$543,908
Mr. Estes	18,250	281,598
Mr. Gulis	35,250	543,908
Mr. Krueger	35,250	543,908
Mr. O’Donovan	63,500	979,805

These numbers do not include the number or value of shares of restricted stock awarded during the years presented in connection with the 1997 Long-Term Plan, the values of which are included in the amounts reported in the “LTIP Payouts” column in this table for the applicable year for each listed individual.

(2)	Under both the 1997 Long-Term Plan and the proposed Restated Long-Term Plan, amounts payable are paid (i) in cash equal to 50% of the incentive bonus, and (ii) in shares of restricted stock that have a market value, on the date the cash payment is made, equal to 70% of the incentive bonus. The dollar amounts reported in this column reflect the cash payment and the market value of the shares of restricted stock on the date of payment. Shares of restricted stock are granted under existing plans that provide for such awards. The restrictions lapse with respect to one-third of the shares on each of the first three anniversaries of the date of grant. Pursuant to these plans, Wolverine did not grant any shares of restricted stock to key management employees with respect to amounts payable for the three-year performance period ended December 29, 2001.

(3)	The compensation listed in this column for 2001 consisted of: (i) Wolverine’s contributions to the accounts of the named executive officers under Wolverine’s 401(k) Savings Plan as follows: $5,250 for Mr. Duffy; $5,250 for Mr. Estes; $5,250 for Mr. Gulis; $5,250 for Mr. Krueger; and $5,250 for Mr. O’Donovan; and (ii) payments made by Wolverine for the premiums on certain life insurance policies as follows: $3,954 for Mr. Duffy; $297 for Mr. Estes; $1,946 for Mr. Gulis; $3,842 for Mr. Krueger; and $4,934 for Mr. O’Donovan.

Stock Options

The Compensation Committee administers Wolverine’s stock option plans and also has authority to determine the individuals to whom and the terms upon which options are granted, the number of shares subject to each option and the form of consideration payable upon the exercise of an option. The Chief Executive Officer makes recommendations of stock option grants (other than for himself), which the Compensation Committee then considers.

The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the fiscal year ended December 29, 2001, and the number of shares of common stock subject to and values of options at that date:

Option Grants In Last Fiscal Year

Individual Grants

		Percent of
		Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise		Grant Date
	Options	in Fiscal	Price Per	Expiration	Present
Name	Granted(1)	Year	Share	Date	Value(2)

Steven M. Duffy	30,000	3.5209%	$15.15000	03/05/11	$269,349.00
	1,273	0.1494	14.57000	02/27/06	8,551.63
	679	0.0797	14.70000	02/23/07	4,953.64
	878	0.1030	15.18500	02/24/08	7,011.79
	850	0.0998	14.70000	02/23/10	7,168.73
	1,838	0.2157	14.70000	02/22/09	14,908.02
	22,393	2.6281	18.04000	03/02/09	220,759.15
	13,745	1.6131	18.04000	02/23/10	141,029.20
	239	0.0280	19.17500	02/24/09	2,485.07
	233	0.0273	19.17500	02/25/09	2,422.69
	841	0.0987	19.17500	03/01/09	8,748.59
	568	0.0667	19.17500	03/09/09	5,914.13
	1,058	0.1242	19.17500	03/10/09	11,016.11
	2,091	0.2454	19.17500	02/23/10	22,667.28
	767	0.0900	19.17500	02/24/10	8,317.81
	239	0.0280	19.17500	02/25/10	2,591.86
	487	0.0572	19.17500	02/28/10	5,283.32
	1,165	0.1367	19.17500	03/09/10	12,648.29
	1,603	0.1881	19.17500	02/22/09	16,659.98
	593	0.0696	19.17500	02/23/07	5,491.00
	777	0.0912	19.17500	02/24/08	7,670.00
	1,105	0.1297	19.17500	02/27/06	9,441.45
	6,638	0.7790	19.17500	03/05/11	74,583.90

Option Grants In Last Fiscal Year

Individual Grants

		Percent of
		Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise		Grant Date
	Options	in Fiscal	Price Per	Expiration	Present
Name	Granted(1)	Year	Share	Date	Value(2)

V. Dean Estes	12,500	1.4670%	$15.15000	03/05/11	$112,228.75
	424	0.0498	14.70000	02/23/07	3,093.29
	1,273	0.1494	14.57000	02/27/06	8,551.63
	590	0.0692	15.18500	02/24/08	4,714.27
	1,819	0.2135	14.70000	02/22/09	14,753.91
	819	0.0961	14.70000	02/23/10	6,907.28
	6,107	0.7167	19.17500	03/08/05	47,062.37
	8,200	0.9624	19.17500	03/01/06	70,127.22
	5,427	0.6369	19.17500	03/03/09	56,454.91
	4,959	0.5820	19.17500	02/23/10	53,757.54
Stephen L. Gulis, Jr.	30,000	3.5209%	$15.15000	03/05/11	$269,349.00
	679	0.0797	14.70000	02/23/07	4,953.64
	1,273	0.1494	14.57000	02/27/06	8,551.63
	856	0.1004	15.18500	02/24/08	6,839.70
	1,766	0.2073	14.70000	02/22/09	14,324.03
	791	0.0928	14.70000	02/23/10	6,671.14
	22,393	2.6281	18.04000	03/02/09	220,759.15
	13,745	1.6131	18.04000	02/23/10	141,029.20
Blake W. Krueger	30,000	3.5209%	$15.15000	03/05/11	$269,349.00
	679	0.0797	14.70000	02/23/07	4,953.64
	1,038	0.1218	15.18500	02/24/08	8,293.93
	866	0.1016	14.70000	02/23/10	7,303.67
	1,872	0.2197	14.70000	02/22/09	15,183.79
	23,931	2.8086	15.36000	03/02/09	199,601.29
	14,761	1.7324	15.36000	02/24/10	128,326.23
	1,527	0.1792	13.80000	04/15/06	9,715.84
Timothy J. O’Donovan	60,000	7.0417%	$15.15000	03/05/11	$538,698.00
	1,018	0.1195	14.70000	02/23/07	7,426.82
	2,545	0.2987	14.57000	02/27/06	17,096.55
	1,470	0.1725	15.18500	02/24/08	11,745.74
	1,428	0.1676	14.70000	02/23/10	12,043.47
	2,746	0.3223	14.70000	02/22/09	22,272.81

(1)	All options indicated in boldface text above are exercisable with respect to 25% of the shares on the date of grant and become exercisable with respect to 25% of the shares on each following anniversary date with full vesting occurring on the third anniversary date of the grant. Vesting may be accelerated upon certain events relating to a change in control of Wolverine. All options in boldface text were granted in March 2001. All such options were granted for a term of 10 years. In 1997, the Compensation Committee adopted a program to automatically award “reload options” to a limited group of senior executives if those executives surrender shares of common stock to pay the exercise price or tax withholding obligations associated with the exercise of a then outstanding nonqualified stock option or the vesting of restricted stock. New stock options (both stock options that may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code and other stock options that would not be incentive stock options within the meaning of the Internal Revenue Code) and restricted stock awards under Wolverine’s plans provide for automatic awards of reload options to such executives. All options not shown in boldface text in the table are reload options granted in 2001.

Reload options to purchase the number of shares surrendered by an executive are awarded at the market price on the date of grant. Reload options granted in connection with the exercise of another stock option have the same term as the term remaining under the underlying option that was exercised. Reload options granted upon vesting of restricted stock have 10-year terms from the date of the underlying restricted stock award. Reload options are fully vested on the date of grant. Certain senior executives are permitted to transfer nonqualified stock options to a limited group of permissible transferees primarily for estate planning purposes. Options terminate, with certain limited exercise provisions, in the event of death, retirement or other termination of employment. All options permit the option price to be paid by delivery of cash or, if permitted by the Compensation Committee, shares of common stock.

(2)	Based on the Black-Scholes option pricing model. The actual value, if any, an option holder may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an option holder will be at or near the value estimated by the Black-Scholes model. The estimated values in the table above were calculated using the Black-Scholes model based on assumptions that include:

•	a stock price volatility factor of .515%, calculated using monthly stock prices for the three years prior to the grant date;
•	a risk free rate of return of 4.6%;
•	an expected average dividend yield of 1.0% (the dividend yield at the date of the grant); and
•	an expected average option holding period of 4 years, which approximates Wolverine’s historical experience.

No adjustments were made for the general non-transferability of the options or to reflect any risk of forfeiture before vesting. Disclosure of grant date present value is presented pursuant to Securities and Exchange Commission regulations. Wolverine’s use of the Black-Scholes model to indicate the present value of each grant is not an endorsement of this valuation method.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year-End

	Number of
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven M. Duffy	88,285	$662,068	116,766	50,000	$33,356	$141,788
V. Dean Estes	33,030	290,600	138,911	20,625	497,244	57,615
Stephen L. Gulis, Jr.	47,496	374,269	126,680	50,000	96,868	141,788
Blake W. Krueger	47,495	246,974	110,369	50,000	55,101	141,788
Timothy J. O’Donovan	0	0	266,747	97,500	691,871	266,018

Wolverine’s employee loan program allows an employee (or outside director) to borrow from Wolverine up to 95% of the exercise price to exercise options acquired under Wolverine’s stock option plans. These loans bear interest at a rate equal to the greater of 6.5% per annum or the prime rate in effect on the date of the loan with interest payable quarterly. Principal is payable quarterly at the rate of 15% per annum beginning five years after the date on which the option to which the loan relates is exercised. Participants may pay principal and/or accrued interest on these loans in shares of Wolverine stock. All loans are full recourse loans and are also secured by a pledge of the stock obtained upon exercise of the applicable option. Outstanding loan balances as of March 1, 2002 (and, if higher, the largest balance outstanding during the last fiscal year) for each director and executive officer were as follows: Mr. Duffy, $0 ($109,818); Mr. Gulis, $0 ($285,042); Mr. Krueger, $0 ($160,989); Mr. O’Donovan, $0 ($188,739); Mr. Ottenwess, $7,856; Ms. Parker, $85,254 ($87,289); and Mr. Sedrowski, $0 ($82,002).

Long-Term Incentive Awards

Wolverine’s 1997 Long-Term Plan permits Wolverine to award cash and shares of restricted stock to plan participants conditioned upon the achievement of certain corporate performance goals over a three-year performance period.

The following table sets forth certain information concerning awards of long-term incentive compensation to the named individuals during the last fiscal year:

Long-Term Incentive Plans — Awards in Last Fiscal Year

		Performance Or	Estimated Future Payouts Under
	Number of	Other Period until	Non-Stock-Price-Based Plans(2)
	Shares, Units or	Maturation or
Name	Other Rights(1)	Payout	Threshold	Target	Maximum

Steven M. Duffy	40%	3 yrs	$78,958	$157,916	$315,832
V. Dean Estes	35	3 yrs	63,359	126,719	253,436
Stephen L. Gulis, Jr.	40	3 yrs	71,052	142,105	284,210
Blake W. Krueger	40	3 yrs	80,204	160,408	320,815
Timothy J. O’Donovan	60	3 yrs	213,157	426,316	852,631

(1)	Under the 1997 Long-Term Plan, key management employees may earn incentive compensation based upon achievement of specified fully-diluted earnings per share (“EPS”) goals over a three-year performance period. The numbers reported in the column under the heading “Number of Shares, Units or Other Rights” represent the percentage of each officer’s average earned salary during the three-year period that the officer will receive as bonus compensation under the plan if the specified EPS targets are achieved. The Compensation Committee determined these amounts. If higher or lower actual EPS levels are attained during the three-year performance period, the percentage of base salary to be received as bonus compensation by each officer will be correspondingly higher, lower or zero. Bonuses are conditioned upon achieving a minimum or “threshold” EPS level. The Compensation Committee established the EPS goals at the beginning of 2001 for the period ending on the last day of Wolverine’s 2003 fiscal year. EPS goals are expressed as net earnings per share after taxes, excluding one-time charges.

(2)	Under the 1997 Long-Term Plan, amounts earned as bonus compensation are calculated based on each participant’s average annual earned salary during the three-year performance period. For purposes of illustration, the “Threshold,” “Target” and “Maximum” amounts in the table have been calculated using each named individual’s base salary for 2001 as reported in the Summary Compensation Table, adjusted for 5% annual cost of living increases. Incentive bonuses payable under the 1997 Long-Term Plan are paid (i) in cash equal to 50% of the incentive bonus and (ii) in shares of restricted stock that have a market value, on the date the cash payment is made, equal to 70% of the incentive bonus. The dollar amounts reported under the headings “Threshold,” “Target” and “Maximum” reflect the value of the cash payment and the market value of restricted stock to be received on the date of payment. Shares of restricted stock are granted under existing plans that provide for such awards. The restrictions lapse with respect to one-third of the shares on each anniversary of the date of grant.

Pension Plan

Wolverine has a qualified pension plan covering most of its salaried employees. The Internal Revenue Code imposes limitations on the maximum amount of pension benefits payable under qualified plans. It also imposes a cap currently equal to $200,000 (subject to grandfather provisions for earnings accrued before January 1, 1994) on the amount of earnings that may be taken into account in determining benefits payable under qualified plans.

The following table illustrates the estimated annual benefits payable under the pension plan for Wolverine’s named executive officers if they retire at age 65 at the annual levels of average remuneration and years of service indicated (computed on a straight life annuity basis without the reduction required by the plan for the Social Security allowance received by participants in the plan and without regard to any accrued grandfathered benefit for earnings before January 1, 1994):

Pension Plan Table

	Years of Service

Average Remuneration	10	15	20	25	30 or more

$200,000	$48,000	$72,000	$96,000	$120,000	$144,000

Subject to the limitations imposed by the Internal Revenue Code, the pension plan provides monthly benefits at normal retirement in an amount equal to the greater of: (i) $22.00 multiplied by the participant’s number of years of service up to 30 years; (ii) 1.6% of final average earnings multiplied by the participant’s number of years of service up to 30 years reduced by the participant’s Social Security allowance as defined in the pension plan; or (iii) for certain designated executives, a percentage benefit multiplier of 2.4% or 2.0% of final average earnings multiplied by the participant’s number of years of service up to 25 years reduced by the participant’s Social Security allowance as defined in the pension plan. All of the executive officers named in the Summary Compensation Table have a percentage benefit multiplier of 2.4%. “Final average earnings” are defined as the average of the participant’s annual earnings for the four consecutive highest compensation calendar years out of the last 10 calendar years of the participant’s employment (with earnings for the last year of employment annualized based on a participant’s then rate of pay). Except for the compensation cap imposed by the Internal Revenue Code, the remuneration covered by the plan for an employee would be essentially equivalent to the sum of the amounts reported under the heading “Annual Compensation” in the Summary Compensation Table above.

If the pension plan is terminated during any period beginning on a “restricted date” (defined below) and ending two years later, the plan requires that surplus plan assets be used to purchase retiree medical and life insurance in satisfaction of Wolverine’s then outstanding obligations, if any, and be paid pro rata to increase the benefits of plan participants, subject to legal limitations. If the pension plan is merged with, or the assets of the plan are transferred to, another plan, then (i) benefits will be fully vested; (ii) benefits will be increased as if the plan had been terminated; and (iii) benefits will be satisfied through the purchase of a guaranteed annuity contract. A restricted date is defined as the date any person or group acquires more than 50% of the voting stock of Wolverine in a transaction not approved by the Board of Directors or the date during any two-year period on which individuals who at the beginning of the period constituted the Board of Directors (including any new director whose nomination or election was approved by two-thirds of the directors who were directors at the beginning of the period or whose election or nomination was so approved) cease for any reason to constitute a majority of the Board.

As of December 29, 2001, the persons listed in the Summary Compensation Table had the following years of credited service under the plan: Mr. Duffy, 13 years; Mr. Estes, 27 years; Mr. Gulis, 17 years; Mr. Krueger, 6 years; and Mr. O’Donovan, 30 years.

Supplemental Executive Retirement Plan

In 1995, Wolverine adopted a Supplemental Executive Retirement Plan to replace the deferred compensation agreements entered into with certain key employees, including those listed in the Summary Compensation Table, except that an executive covered by a deferred compensation agreement will always be entitled to a benefit under the Supplemental Executive Retirement Plan at least equal to what he or she would have received under the deferred compensation agreement. The Supplemental Executive Retirement Plan became effective January 1, 1996. Effective March 6, 2001, Wolverine amended and restated the Supplemental Executive Retirement Plan (the “SERP”).

Under the SERP, a participating executive will be eligible for an annual supplemental benefit once he or she has completed five years of service after having been approved as a participant in the SERP (or, for those executives already covered by a deferred compensation agreement, five years after entering into the deferred compensation agreement). Alternatively, a participating executive will be eligible for a benefit with less than five years of service if he or she retires at or after age 65. The supplemental benefit is equal to the difference between the executive’s retirement benefit under Wolverine’s qualified pension plan and an amount equal to a designated percentage of the executive’s average earnings multiplied by the executive’s years of service under the pension plan, except that the plan counts years during which the executive received a disability benefit under the SERP (except in computing the SERP’s disability benefit); excludes years that an executive is designated as an inactive participant; and may count deemed years of service granted by the Board of Directors (up to a maximum of 25 years). The designated percentage is either 2.4% for each year of service (including all of the individuals listed in Summary Compensation Table) or 2% per year of service. “Annual earnings” is defined as the average of the executive’s annual earnings for the four consecutive highest compensation years out of the last 10 years of the executive’s employment (excluding years during which the executive receives a disability benefit if the exclusion would produce a higher average; yearly compensation is not restricted by the $200,000 compensation cap under the pension plan and for the last year of employment is annualized). Average earnings do not include payments under the 1997 Long-Term Plan or severance payments. For this purpose, average earnings do not vary significantly from the amounts shown under the caption “Annual Compensation” in the Summary Compensation Table above.

A retired participating executive may draw the full benefit beginning at age 65. A participating executive may elect to begin receiving a reduced benefit at or after age 55. The reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65. The SERP provides for a disability benefit equal to 60% of the supplemental retirement benefit (based on the executive’s years of service at the date of disability). A disabled executive is still eligible for a supplemental retirement benefit beginning at age 65 based on all years of service (including years during which the executive was receiving a disability benefit). The SERP also provides for a death benefit to the executive’s designated beneficiary if the executive dies before retiring. The death benefit is a lump-sum equal to the present value of the benefit the executive could have received beginning at age 65, based on his or her years of service up to the date of death.

Benefits under the SERP are subject to forfeiture if the executive’s employment is terminated for serious misconduct, if the executive later competes with Wolverine or if Wolverine cannot collect under an insurance policy purchased to fund plan benefits for certain reasons. For all individuals listed in the Summary Compensation Table, if, within two or three years after a “change in control” the executive resigns for “good reason” or is terminated by Wolverine or at the request of a third party who effectuates a change in control (other than for “cause” or due to death or “disability” as defined in the SERP), the executive will be entitled to a lump-sum payment equal to 125% of the present value of the benefit payments for which the executive would have been eligible if the executive had retired at age 55 (or at his or her actual age, if greater than age 55), without applying the monthly early retirement reduction factor, but based on years of service at the actual date of termination. For purposes of the SERP, “change in control” is defined as:

•	failure of the individuals who were directors at the time the SERP was adopted and those whose election or nomination to the Board of Directors was approved by a three-quarters vote of the directors then still in office who were directors at the time the SERP was adopted, or whose election or nomination was so approved, to constitute a majority of the Board of Directors;
•	acquisition by certain persons or groups of 20% or more of the common stock or combined outstanding voting power (excluding certain transactions);
•	approval by the stockholders of a reorganization, merger or consolidation (excluding certain permitted transactions); or
•	approval by the stockholders of a complete liquidation or dissolution of Wolverine or the sale or disposition of all or substantially all of the assets of Wolverine (excluding certain permitted transactions).

Wolverine may terminate the SERP or stop further accrual of plan benefits for a participating executive at any time, but termination will not affect previously accrued benefits.

Employment Agreements and Termination of Employment
and Change In Control Arrangements

Severance Agreements. Under individual agreements, Messrs. Duffy, Estes, Gulis, Krueger and O’Donovan, and certain other key management employees, will receive compensation if their employment is terminated following a change in control of Wolverine, unless:

•	the termination of the officer is due to death or retirement in accordance with Wolverine’s policy or as otherwise agreed;
•	the termination is by Wolverine for cause or disability; or
•	the termination is by resignation of the officer for other than “good reason.”

Good reason is defined in the agreements to include, among other things, the assignment of duties inconsistent with the officer’s status as a senior executive officer or the duties performed by the officer immediately before a change in control, a reduction in the officer’s annual base salary or relocation of the officer.

The compensation payable if such a termination occurs after a change in control includes:

•	cash equal to two or three times the officer’s annual salary, including target bonus;
•	cash equal to 100% of the difference between the market price of common stock (or, if higher, the highest price paid in connection with any change in control of Wolverine) and the exercise prices of unexercised stock options granted to the officer (other than incentive stock options granted after the date of the officer’s agreement), and 100% of the difference between the market price and exercise prices of incentive stock options granted to the officer after the date of the agreement which are then exercisable;
•	relocation expenses, legal fees and indemnity against loss in the sale of the officer’s principal residence;
•	up to two or three years’ benefits under all employee benefit programs;
•	a cash payment at the officer’s retirement age equal to the actuarial value of the retirement pension and SERP to which the officer would have been entitled (without regard to vesting requirements) had he or she accrued three additional years of service with Wolverine, plus the amount awarded to the officer during the year most recently ended reduced by the single sum actuarial equivalent of any amounts to which the officer is entitled under Wolverine’s normal retirement plans and programs; and
•	outplacement services paid for by Wolverine.

In all of the severance agreements, the officer has no requirement to mitigate the payments by seeking employment, but the compensation to be paid during the fourth and later months after termination will be reduced to the extent of any compensation earned by the officer during the applicable period.

A change in control is defined in the agreements to include the acquisition of 20% or more of the common stock by any person or group of persons acting together or a change in a majority of the Board of Directors unless each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors as of the date of the agreements, or whose election or nomination was so approved.

Stock Plan Provisions. Wolverine has granted certain stock options and awarded shares of restricted stock that are subject to accelerated vesting upon a change in control of Wolverine. The options include options issued under plans adopted by Wolverine in 1988, 1993, 1995, 1997, 1999 and 2001 and the shares of restricted stock include shares awarded under plans adopted by Wolverine in 1993, 1995, 1997, 1999 and 2001.

Under the stock option agreements entered into between Wolverine and participants in the 1988, 1993, 1995, 1997, 1999 and 2001 plans, other than the agreements applicable to reload options, 25% of each option generally becomes exercisable on the date of grant and 25% of the shares becomes exercisable on each of the next three anniversary dates following the date of grant. The stock option agreements also provide that all options granted under the 1988 plan become immediately exercisable in the event of a change in control of Wolverine. The terms of the 1993, 1995, 1997, 1999 and 2001 plans provide for such acceleration upon a change in control of Wolverine.

The 1993, 1995, 1997, 1999 and 2001 plans provide for restricted stock awards. Except for shares awarded in connection with the payment of bonuses under the 1997 Long-Term Plan, the restrictions on 25% of the shares received under an award normally lapse on the third anniversary of the date of the award, with the restrictions on an additional 25% of the shares lapsing on the fourth anniversary and the restrictions with respect to the remaining shares lapsing on the fifth anniversary. With respect to shares awarded in connection with the 1997 Long-Term Plan, the restrictions on one-third of the shares received under an award lapse on each anniversary of the date of the award. The restricted stock agreements entered into with employees under these plans provide that all restrictions on restricted stock will lapse upon certain terminations of employment within a five-year period after a change in control.

A change in control is defined in the agreements under the 1988 plan to include a change of control as set forth in the proxy rules issued by the Securities and Exchange Commission, the acquisition of 25% or more of the common stock by any person or group of persons acting together or a change during any two-year period in a majority of the Board of Directors unless each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or whose election or nomination was so approved. The definition of change in control under the 1993 plan differs from the definition of that term in the agreements under the 1988 plan in that a change in control is considered to occur upon the acquisition of 20% or more (rather than 25%) of the common stock and the definition includes the sale, lease, exchange or other transfer of substantially all of Wolverine’s assets to, or the merger or consolidation of Wolverine with, a corporation that is not controlled by Wolverine. Under the 1995, 1997, 1999 and 2001 plans, a change in control is defined as:

•	failure of the individuals who were directors at the time such plan was adopted and those whose election or nomination to the Board of Directors was approved by a two-thirds vote of the directors then still in office who were directors at the time such plan was adopted, or whose election or nomination was so approved, to constitute a majority of the Board of Directors;
•	acquisition by certain persons or groups of 20% or more of the common stock;
•	approval by the stockholders of a reorganization, merger or consolidation (except with certain permitted entities); or
•	approval by the stockholders of a complete liquidation or dissolution of Wolverine or the sale or disposition of all or substantially all of the assets of Wolverine (other than to certain permitted entities).

Other Plans and Agreements. Severance agreements with various executive officers (described above) provide for cash payments in lieu of outstanding options if a change in control of Wolverine and a subsequent triggering event occur. In addition, the SERP (described above) and the 1996 Deferred Compensation Plan (described above) provide for certain benefits and payments if a change in control of Wolverine occurs.

Benefit Trust Agreement. In May 1987, Wolverine established a Benefit Trust (“trust”) to ensure that payments to employees under the severance agreements, the SERP and deferred compensation agreements (collectively, the “agreements”) will not be improperly withheld after a change in control of Wolverine as defined in the agreement establishing the trust. Under the trust, upon the occurrence of a “potential change in control,” Wolverine will deliver to the trustee, to be held in trust, cash, marketable securities or insurance corresponding to an amount determined by Wolverine to have a fair market value, together with any existing amounts in the trust, equal to the value of the benefits due to employees under the agreements given certain assumptions set forth in the trust. Additional terms of the trust provide for the return of the property to Wolverine upon written request before a change in control or automatically if no change in control has occurred within six months after funding upon a potential change in control. Wolverine has transferred to the trust insurance policies on the lives of certain key employees.

Indemnity Agreements. Wolverine has entered into indemnity agreements with Messrs. Duffy, Estes, Gulis, Krueger and O’Donovan and with each director and executive officer. The indemnity agreements indemnify each director and officer against all expenses incurred in connection with any action or investigation involving the director or officer by reason of his or her position with Wolverine (or with another entity at Wolverine’s request). The directors and officers will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by Wolverine that covers the directors and officers. A director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the director or officer meeting the standards of conduct set forth in the indemnity agreements. If a potential change in control occurs, Wolverine will fund a trust to satisfy its anticipated indemnification obligations.

Compensation Committee Report on Executive Compensation

The Compensation Committee develops and recommends to the Board of Directors the compensation policies of Wolverine. The Compensation Committee also administers Wolverine’s compensation plans and recommends for approval by the Board of Directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Chief Executive Officer, the other executive officers and senior managers of Wolverine. The Compensation Committee consists of five directors, none of whom is a current or former employee of Wolverine or its subsidiaries.

The Compensation Committee continues to engage an independent compensation consulting firm to assist the Compensation Committee in formulating Wolverine’s compensation policies, provide advice to the Compensation Committee concerning specific compensation packages and appropriate levels of executive and Board of Director compensation, provide advice about competitive levels of compensation and review and recommend changes in the compensation system of Wolverine.

The basic compensation philosophy of the Compensation Committee and Wolverine is to provide competitive salaries as well as competitive incentives to achieve superior financial performance. Wolverine’s executive compensation policies are designed to achieve four primary objectives:

•	attract and retain well-qualified executives who will lead Wolverine and achieve and inspire superior performance;
•	provide incentives for achievement of specific short-term individual, business unit and corporate goals;
•	provide incentives for achievement of longer-term financial goals; and
•	align the interests of management with those of the stockholders to encourage achievement of continuing increases in stockholder value.

Executive compensation at Wolverine consists primarily of the following components:

•	base salary and benefits;
•	amounts paid, if any, under the 1997 Annual Bonus Plan;
•	amounts paid, if any, under the 1997 Long-Term Plan;
•	amounts paid, if any, as individual-specific bonuses designed to encourage achievement of individual goals; and
•	participation in Wolverine’s stock option and equity-based incentive plans.

Each component of compensation is designed to accomplish one or more of the four compensation objectives described above.

Management recommends the participation of specific executive officers and other key employees in the 1997 Annual Bonus Plan, the 1997 Long-Term Plan and Wolverine’s stock option and equity-based incentive plans. All such recommendations (including the level of participation) are reviewed, modified (to the extent appropriate) and approved by the Compensation Committee. Senior executive officers are normally eligible to receive a greater percentage of their potential compensation in the form of awards under these incentive plans to reflect the Compensation Committee’s belief that the percentage of an executive’s total compensation that is “at risk” should increase as the executive’s responsibilities and ability to influence profits increase.

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exceptions for qualified “performance-based” compensation. Wolverine has obtained stockholder approval of the 1997 Annual Bonus Plan, the 1997 Long-Term Plan, and the 1997, 1999 and 2001 stock incentive plans to permit amounts payable under the 1997 Annual Bonus Plan and the 1997 Long-Term Plan and awards of stock options granted under the 1997, 1999 and 2001 plans to qualify as “performance-based” compensation for purposes of Section 162(m). Because incentives under these plans are not included in the $1,000,000 limit for purposes of calculating Wolverine’s deduction for compensation paid to its executive officers, Wolverine believes its compensation policies reflect due consideration of Section 162(m).

Base Salary

To attract and retain well-qualified executives, the Compensation Committee seeks to establish base salaries at levels and provide benefit packages that have been confirmed to be competitive. The Compensation Committee determines the base salaries of executives by comparing each executive’s position with similar positions in companies of similar type, size and financial performance. The Compensation Committee uses surveys provided by the independent compensation consulting firm in making that comparison. Although some other footwear companies are among the companies included in the surveys, the surveys are not limited to those companies because Wolverine competes for talent with a wide range of corporations. In general, the Compensation Committee has targeted salaries to be at the median to slightly below the median percentile of base salaries paid for comparable positions by companies included in the surveys provided by the independent compensation consulting firm. Other factors considered by the Compensation Committee are the executive’s performance, the executive’s current compensation and Wolverine’s or the applicable business unit’s performance (determined by reference to pre-tax levels of profit and levels of sales).

Although the Compensation Committee does not give specific weight to any particular factor, the most weight is given to the executive’s performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is generally given to the comparative survey data. In general, base salaries for Wolverine’s executive officers during 2001 were near the median of salaries paid by companies included in the surveys. The 2001 average base salary of executive officers increased over the previous year’s level as a result of a combination of factors, including improved individual performance, improved or continued excellent performance by the applicable business unit (and Wolverine), promotions and increased responsibilities.

Annual Bonus Plan

To provide incentives and rewards for achievement of short-term business unit goals, the existing 1997 Annual Plan was designed to provide key employees with the opportunity for bonuses based on the performance of Wolverine and/or the performance of its operating divisions or profit-centers. The 1997 Annual Bonus Plan was approved by the stockholders at the April 16, 1997, annual meeting of stockholders. The 1997 Annual Bonus Plan continues the annual bonus policy that Wolverine has used for many years. A target bonus goal (the “target bonus”), expressed as a percentage of the participant’s base salary, is established by the Compensation Committee. The Compensation Committee then establishes “incentive bonus” levels, expressed as a percentage of the target bonus, that are paid to the participant at specified levels of performance by Wolverine, the division or profit-center.

“Incentive bonus” as used in the 1997 Annual Bonus Plan means an annual bonus awarded and paid to a participant for services to Wolverine during a fiscal year that is based upon achievement of pre-established financial objectives of Wolverine. The incentive bonus levels may be expressed as either: (i) a matrix of percentages of the target bonus that would be paid at specified levels of performance; or (ii) a mathematical formula that determines the percentage of the target bonus that would be paid at varying levels of performance. Performance is determined by reference to pre-tax profit and sales of Wolverine and/or its operating divisions or profit-centers. Payment of an incentive bonus to a participant for a fiscal year under the 1997 Annual Bonus Plan is entirely contingent upon achievement of the performance levels established by the Compensation Committee. All determinations to be made by the Compensation Committee for a fiscal year are made by the Compensation Committee during the first 90 days of each fiscal year. The two primary measures of corporate performance in 2001 were pre-tax profits and sales. Wolverine’s sales performance did not meet threshold requirements in 2001, however, the pre-tax profit performance achieved was between the threshold and target levels.

During fiscal 2001, executive officers were generally targeted to receive from 15% to 48% of their annual salaries in bonus compensation. In determining these percentages, the Compensation Committee considered each executive’s position, competitive incentives and the executive’s aggregate incentive compensation potential under all of Wolverine’s plans. The percentage of total compensation represented by annual bonuses is generally higher for more senior executives to reflect their greater influence on profits and to put a larger percentage of their total potential cash compensation “at risk.” Because Wolverine’s pre-tax profits for 2001 were at levels between the threshold and target levels, executive officers received bonuses under the 1997 Annual Bonus Plan slightly below target levels.

Long-Term Plan

To provide incentives and rewards for longer-term planning and decision-making and the achievement of longer-term corporate performance goals, the 1997 Long-Term Plan provides the opportunity for additional compensation based upon the achievement of company financial performance goals over a three-year period. The stockholders approved the 1997 Long-Term Plan at the April 16, 1997, annual meeting of stockholders. The 1997 Long-Term Plan continues the long-term incentive bonus policy that Wolverine has used for many years. The primary purposes of the 1997 Long-Term Plan and prior long-term bonus plans are to provide significant incentive and to foster cooperation among all business units such that the long-term earnings performance of Wolverine is substantially improved. The primary concept of the 1997 Long-Term Plan is to establish financial performance goals for each three-year time period for Wolverine. New performance periods begin each fiscal year and end three full fiscal years later. The Compensation Committee establishes the goals during the first 90 days of each three-year performance period.

Awards under the 1997 Long-Term Plan are based on a percentage of average annual earned salary during the three-year period. For each participant in each three-year period, the Compensation Committee specifies a target bonus goal (the “target bonus”), expressed as a specified dollar amount or as a percentage of the participant’s average annual earned salary, and “incentive bonus” levels, expressed as a percentage of the target bonus, that will be paid to the participant at specified levels of performance. “Incentive bonus” as used in the 1997 Long-Term Plan means a bonus awarded and paid to a participant for services to Wolverine during a three-year period, which bonus is based upon achievement of previously established financial objectives by Wolverine. The incentive bonus levels may be expressed as either: (i) a matrix of multiples of the target bonus that will be paid at specified levels of performance; or (ii) a mathematical formula that determines the percentage of the target bonus that will be paid at varying levels of performance. Performance is determined by reference to the fully-diluted earnings per share (“EPS”) of Wolverine. If the minimum three-year targeted EPS goal is not achieved, no bonus will be paid. For purposes of the 1997 Long-Term Plan, the definition of “earnings per share” means Wolverine’s net after-tax earnings per share of common stock after all expenses and taxes, except for any special one-time charges. For the 2001-2003 performance period, executive officers are targeted to receive long-term bonus compensation in amounts that range from 0% to 60% of their average annual earned salaries. In determining the percentages, the Compensation Committee considered the factors discussed above in connection with the 1997 Annual Bonus Plan and each executive’s capacity to affect the long-term performance of Wolverine. EPS was below the pre-established threshold performance level for the 1999-2001 performance period under the 1997 Long-Term Plan, and executive officers did not receive any bonuses under the 1997 Long-Term Plan for this period.

Under the 1997 Long-Term Plan, amounts payable are paid:

•	in cash equal to 50% of the calculated bonus; and
•	in shares of restricted stock under existing stockholder approved plans that have a market value, on the date the cash payment is made, equal to 70% of the calculated bonus amount.

The restrictions lapse with respect to one-third of the shares of restricted stock on each anniversary of the date of grant. Wolverine did not grant any shares of restricted stock to executive officers with respect to amounts payable under the 1997 Long-Term Plan for the three-year performance period ended December 29, 2001.

Discretionary Bonuses

In addition to bonuses based on corporate performance pursuant to the 1997 Annual Bonus Plan, Wolverine generally pays annual incentive bonuses to employees based on individual performance goals. Bonuses based on individual performance are paid on a discretionary basis and the performance bonuses for the Chief Executive Officer are paid only after the review and approval of the Compensation Committee. Because Wolverine met the corporate threshold earnings goal under the 1997 Annual Bonus Plan for fiscal 2001, discretionary bonus payments were made to Wolverine’s executive officers for this period based upon achievement of individual performance goals.

Stock Options and Equity-Based Incentive Plans

Awards under Wolverine’s stock option and equity-based incentive plans are designed to:

•	encourage long-term investment in Wolverine by participating executives;
•	more closely align executive and stockholder interests; and
•	reward executives and other key employees for building stockholder value.

The Compensation Committee believes stock ownership by management has been demonstrated to be beneficial to all stockholders and stock awards have been granted by Wolverine to executives and other key employees pursuant to various equity-based plans for several decades. The Compensation Committee administers all aspects of these plans and reviews, modifies (to the extent appropriate) and takes final action on any such awards.

Under Wolverine’s plans that provide for awards of restricted stock, all of which have been previously approved by the stockholders, the Compensation Committee may grant to executives and other key employees shares of restricted stock.

These shares are subject to certain restrictions that, except for shares awarded in connection with the 1997 Long-Term Plan described above, generally lapse over a period of five years from the date of grant.

Under Wolverine’s stock option plans, all of which have been previously approved by the stockholders, the Compensation Committee may grant to executives and other key employees options to purchase shares of stock, as well as tax benefit rights. Wolverine has never granted tax benefit rights under its existing plans and has no present intention to do so. The Compensation Committee reviews, modifies (to the extent appropriate) and takes final action on the amount, timing, price and other terms of all options granted to employees of Wolverine. The Compensation Committee grants both incentive stock options and nonqualified options within the meaning of the Internal Revenue Code. Under the terms and conditions of all the plans other than the 2001 plan, the Compensation Committee may grant nonqualified options with an exercise price above or below the market price on the date of grant. The 2001 plan requires that all options have an exercise price equal to or greater than the market value of Wolverine’s common stock on the date of grant. Virtually all stock options granted (both incentive and nonqualified) have an exercise price equal to the market price of common stock on the date of grant.

In determining the number of shares of restricted stock and/or the number of options to be awarded to an executive, the Compensation Committee generally adheres to a formula which takes into consideration the executive’s level of responsibility and compensation practices of similar companies. The Compensation Committee also considers the recommendations of management (except for awards to the Chief Executive Officer), the individual performance of the executive and the number of shares previously awarded to the executive. As a general practice, both the number of shares granted and their proportion relative to the total number of shares granted increase in some proportion to increases in each executive’s responsibilities.

Chief Executive Officer

The Chief Executive Officer’s compensation is based upon the policies and objectives discussed above. The Chief Executive Officer, however, has a higher percentage of total compensation “at risk” because a larger percentage of potential compensation is based upon the 1997 Annual Bonus Plan and the 1997 Long-Term Plan described above.

In setting Mr. O’Donovan’s base salary and total annual cash compensation, the Compensation Committee was advised by the independent compensation consulting firm and compared Mr. O’Donovan’s cash compensation with that of chief executive officers in a survey group of companies of similar general type and size. Mr. O’Donovan’s base salary was targeted by the Compensation Committee near the median of salaries paid to chief executive officers by companies included in the survey group. Mr. O’Donovan’s base salary for 2001 increased 3.6% above his 2000 level. Following the 2001 increase, Mr. O’Donovan’s salary was near the competitive median. At his request, Mr. O’Donovan does not have an employment agreement with Wolverine.

Mr. O’Donovan’s annual incentive bonus under the 1997 Annual Bonus Plan was based upon corporate performance goals (100% weighting). The target annual bonus award for Mr. O’Donovan under the 1997 Annual Bonus Plan was 48% of earned salary. Mr. O’Donovan’s annual bonus was subject to achievement of minimum goals and his threshold bonus at this level would have been 24% of earned salary. Mr. O’Donovan’s annual bonus was capped at 96% of earned salary under the 1997 Annual Bonus

Plan. Corporate performance goals in 2001 were based on Wolverine’s achievement of predetermined pre-tax levels of profit (approximately 80% weighting) and sales (20% weighting), both of which were set above the prior year’s actual results. Wolverine’s sales level was below the pre-established performance threshold in 2001, however, since Wolverine’s profit performance exceeded the pre-established performance levels, Mr. O’Donovan received a payment under the 1997 Annual Bonus Plan and a discretionary bonus for fiscal 2001 slightly below target levels.

Mr. O’Donovan’s 1997 Long-Term Plan bonus award was based upon financial performance goals for Wolverine expressed in terms of targeted EPS that were above budget and prior year’s results. The target bonus for Mr. O’Donovan was 60% of average annual earned salary for the 2001-2003 plan period. The bonus payout for Mr. O’Donovan can range from 0%-200% of the target bonus. Wolverine did not make any payment to Mr. O’Donovan for the 1999-2001 performance period under the 1997 Long-Term Plan because Wolverine did not meet the pre-established level of financial performance for the bonus period.

In 2001, Mr. O’Donovan was awarded 17,000 shares of restricted stock and stock options to purchase 60,000 shares of common stock. The amounts of these awards were determined by the Compensation Committee considering the factors discussed above.

Due to Wolverine’s 2001 results, Mr. O’Donovan’s salary, bonus and total cash compensation was near the median for chief executive officers paid by companies included in the previously described survey group.

All actions and recommendations of the Compensation Committee attributable to 2001 compensation were unanimous and all recommendations were approved and adopted by the Board of Directors without modification.

Respectfully submitted,

Phillip D. Matthews, Chairman, Donald V. Fites,
David P. Mehney, Elizabeth A. Sanders,
Paul D. Schrage

Selection of Auditors

Subject to the approval of stockholders, the Board of Directors has reappointed the firm of Ernst & Young LLP as independent auditors for the current fiscal year.

Ernst & Young LLP, certified public accountants, has audited the financial statements of Wolverine and its subsidiaries for the fiscal year ended December 29, 2001. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Audit Fees. Wolverine paid to Ernst & Young LLP $411,000 during fiscal year 2001 for the last annual audit and reviews of the financial statements included in Wolverine’s Form 10-Q filings.

All Other Fees. Wolverine paid to Ernst & Young LLP $1,081,813 during fiscal year 2001 for services other than the last annual audit, including audit related services of $82,148 and nonaudit services of $999,665. Audit related services generally include fees for pension audits, potential business acquisitions and accounting consultations. Non-audit services generally include fees for tax compliance, tax planning services, acquisition related tax support and actuarial services.

Your Board of Directors recommends that you vote FOR ratification of the reappointment of Ernst & Young LLP.

Audit Committee Report

The Audit Committee reviews and supervises Wolverine’s procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. Wolverine’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. As part of its supervisory duties, the Audit Committee has reviewed Wolverine’s audited financial statements for the fiscal year ended December 29, 2001 and has discussed those financial statements with Wolverine’s management.

The Audit Committee has also discussed with Wolverine’s independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the judgments of the independent auditors concerning the quality of Wolverine’s accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board and has discussed their independence from Wolverine and Wolverine’s management with them, including a consideration of the compatibility of nonaudit services with their independence.

After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Wolverine’s Board of Directors that the audited financial statements for the fiscal year ended December 29, 2001, be included in Wolverine’s Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Joseph A. Parini, Chairman, Daniel T. Carroll, Alberto L. Grimoldi, David T. Kollat

Related Matters

Certain Relationships and Related Transactions

During 2001, Wolverine engaged J. Walter Thompson, an international advertising firm, to perform public relations and marketing services. Wolverine paid $258,543 in fees and expenses to J. Walter Thompson. Ms. Joan Parker, a director of Wolverine, is a Senior Partner with J. Walter Thompson. Wolverine anticipates continuing its relationship with J. Walter Thompson during the current year.

Wolverine has entered into agreements with Grimoldi, S.A., an Argentinean corporation of which Mr. Alberto Grimoldi, a director of Wolverine, is a large shareholder, granting to Grimoldi, S.A. the exclusive rights to distribute and sell footwear products in Argentina under the Hush Puppies®, Caterpillar® and Merrell® trademarks. Wolverine and Grimoldi, S.A. executed a similar agreement that grants rights with respect to Brazil, which was subsequently terminated by mutual agreement in fiscal 2001. Under these agreements, Grimoldi, S.A., or its subsidiary, pays Wolverine royalties and certain sublicense fees based on sales or purchases of footwear products in Argentina and Brazil.

Under the agreements described above, Grimoldi, S.A. was obligated to pay to Wolverine royalties, sublicense fees and service fees in 2001 totaling $938,500. These agreements were made under terms and conditions customary for other international licensees and distributors, and all payments due under these agreements were invoiced or paid in accordance with Wolverine’s customary terms and practices.

In the ordinary course of their business, Wolverine and its subsidiaries sell footwear for resale, samples, components of footwear products (such as leather and shoe soles), advertising materials and miscellaneous items to licensees, distributors and customers. In 2001, purchases of such items by Grimoldi, S.A. totaled $443,583 (including any applicable sublicense fees for products containing licensed proprietary technology). All of these purchases were made pursuant to Wolverine’s customary trade terms and were invoiced or paid in accordance with Wolverine’s customary payment terms and schedules applicable to all licensees, distributors and customers.

All of the transactions described above occurred pursuant to continuing contractual arrangements between Wolverine and Grimoldi, S.A. Wolverine expects similar transactions to occur between Grimoldi, S.A. and Wolverine and its subsidiaries during 2002.

Compensation Committee Interlocks and Insider Participation

Wolverine’s Compensation Committee consists of Donald V. Fites, Phillip D. Matthews, David P. Mehney, Elizabeth A. Sanders, and Paul D. Schrage. While Mr. Matthews was not at any time an employee of Wolverine or its subsidiaries, he served as Chairman of the Board of Wolverine from 1993 until 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires Wolverine’s directors and officers, and persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, executive officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish Wolverine with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2001 fiscal year, Wolverine believes that its officers and directors complied with all applicable reporting requirements during Wolverine’s last fiscal year, except as described below.

Mr. Mundt failed to file one Form 4 with respect to one transaction involving the sale of 2,900 shares. This transaction was reported on Form 5. The Form 5 filed for Mr. Sedrowski inadvertently omitted one disposition of 237 shares. The Form 5 filed for Mr. Bloom inadvertently omitted the surrender back to Wolverine of 9,585 shares. Corrective amendments or reports for the above holdings were filed upon discovery.

Stockholder Proposals

To be considered timely, any stockholder proposal intended to be presented at the annual meeting of stockholders in 2003 (whether or not intended for inclusion in our proxy statement and proxy card relating to that meeting) must be received by us not later than November 15, 2002. Stockholder proposals intended for inclusion in our proxy statement and proxy card relating to that meeting should be made as described in Securities and Exchange Commission Rule 14a-8. You should address all stockholder proposals to the attention of the Secretary of the Company, 9341 Courtland Drive, N.E., Rockford, Michigan 49351.

Solicitation of Proxies

We will initially seek proxies by mail. Wolverine directors, officers and employees may also solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Wolverine will pay all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. We have engaged Georgeson Shareholder Communications, Inc. at an estimated cost of $7,500, plus expenses and disbursements, to assist in solicitation of proxies.

Appendix A

WOLVERINE WORLD WIDE, INC.

AUDIT COMMITTEE CHARTER

I.     GOVERNANCE

        This Charter sets forth the organization and operation of the Audit Committee (the “Committee”) for Wolverine World Wide, Inc. (the “Company”) and has been approved by the Company’s Board of Directors. The Committee shall review and reassess the Charter at least annually. Amendments to this Charter shall be approved by the Board of Directors.

II.     ORGANIZATION

        The Board of Directors shall appoint the members of the Committee. The Committee shall consist of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management experience. Any questions concerning a Director’s independence or qualification to serve on the Committee will be determined by the Board of Directors in its business judgment.

III.     STATEMENT OF POLICY

        The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company’s financial statements. In so doing, it is the responsibility of the Committee to maintain open communication between the Committee, the independent auditors, internal auditors and management of the Company. In discharging its oversight role, the Committee may review any matter of concern with full access to all books, records, facilities, and personnel of the Company and may retain outside counsel, or other experts for this purpose.

IV.     RESPONSIBILITIES AND PROCESSES

        The Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of the Committee’s activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee’s policies and procedures should remain flexible, in order to react to changing conditions and circumstances.

        The following shall be the principal recurring processes of the Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

•	The Committee shall communicate to management and the independent auditors that the independent auditors are ultimately accountable to the Committee and the Board of Directors, as representatives of the Company’s stockholders.

•	The Committee shall assist the Board of Directors in its responsibility to select, evaluate and, if appropriate, replace the independent auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to stockholder approval. The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent and internal auditors and shall report its conclusions to the Board of Directors.

A-1

•	The Committee shall ensure receipt of a formal written statement from the independent auditors consistent with standards set by the Independence Standards Board. The Committee shall review the statement on independence and shall discuss with the independent auditors any relationships that may adversely affect the independent auditors’ objectivity or independence, and shall consider the compatibility of nonaudit services with the auditors’ independence. If the Committee is not satisfied with the auditors’ assurances of independence, it shall recommend to the full Board appropriate action to ensure the independence of the independent auditors.

•	The Committee shall discuss with the internal and independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and fee arrangements. The Committee shall review with management and the internal and independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s systems to monitor and manage business risks. The Committee shall also meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of the Committee’s examinations.

•	The Committee shall review the Company’s interim financial statements with management and the independent auditors prior to the filing of Quarterly Reports on Form 10-Q. The Committee shall review the results of the quarterly reviews with the independent auditors and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson of the Committee may represent the entire Committee for the purposes of quarterly reviews.

•	The Committee shall review with management and the independent auditors the Company’s financial statements to be included in Annual Reports on Form 10-K (or annual reports to stockholders if distributed prior to the filing of Form 10-K). The Committee shall review the results of the annual audit with the independent auditors and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. These tasks are the responsibility of management and the independent auditors. It is not the duty of the Committee to conduct investigations, to resolve disagreements between management and the independent auditors, or to assure compliance with laws and regulations.

A-2

Appendix B

WOLVERINE WORLD WIDE, INC.

AMENDED AND RESTATED
EXECUTIVE SHORT-TERM INCENTIVE PLAN
(ANNUAL BONUS PLAN)

SECTION 1

Establishment of Plan; Purpose of Plan

        1.1     Establishment of Plan. The Company hereby establishes the AMENDED AND RESTATED EXECUTIVE SHORT-TERM INCENTIVE PLAN (ANNUAL BONUS PLAN) (the “Plan”), for its executive officers, senior corporate and divisional officers and other key employees. The Plan amends and restates the Wolverine World Wide, Inc. Executive Short-Term Incentive Plan (Annual Bonus Plan) previously approved by the stockholders at the 1997 Annual Meeting of Stockholders. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company, or a Subsidiary, operating division or profit center of the Company, in a particular fiscal year.

        1.2     Purpose of Plan. The purpose of the Plan is to motivate Participants to improve the Company’s profitability and growth by the attainment of carefully planned goals, promote initiative and cooperation with awards based on corporate and divisional performance and encourage outstanding individuals to enter and continue in the employ of the Company. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted and administered to achieve that purpose.

        1.3     Effective Date. The Plan is initially effective as of February 15, 2002. Adoption of the Plan by the Board and payment of Incentive Bonuses for Fiscal Year 2002 shall be contingent upon approval by the stockholders at the 2002 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of the Stockholders. In the absence of such approval, this Plan shall be void.

SECTION 2

Definitions

        The following terms have the stated definitions unless a different meaning is plainly required by the context:

        2.1     “Act” means the Securities Exchange Act of 1934, as amended.

        2.2     “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant’s will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant’s estate.

        2.3     “Board” means the Board of Directors of the Company.

        2.4     “Code” means the Internal Revenue Code of 1986, as amended.

        2.5     “Committee” means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least 2 members and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Code.

        2.6     “Company” means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

        2.7     “Fiscal Year” means the fiscal year of the Company for financial reporting purposes as the Company may adopt from time to time.

        2.8     “Incentive Bonus” means an annual bonus awarded and paid to a Participant for services to the Company during a Fiscal Year that is based upon achievement of preestablished performance objectives by the Company, or a Subsidiary, operating division or profit center.

        2.9     “Participant” means an executive officer, senior corporate or divisional officer or other key employee of the Company or its Subsidiaries who is designated as a Participant for a Fiscal Year.

        2.10       “Performance” means the level of achievement by the Company or its Subsidiaries, operating divisions or profit centers of the financial performance criteria established by the Committee pursuant to Section 5.2.

        2.11       “Subsidiary” means any company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

        2.12       “Surviving Spouse” means the spouse of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

        2.13       “Target Bonus” means the bonus goal established by the Committee for each Participant under Section 5.1(a).

SECTION 3

Administration

        3.1     Power and Authority. The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial or administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be as effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business and may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Plan as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

        3.2     Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

Participation

        4.1     Participation. For each Fiscal Year, the Committee shall select the executive officers, senior corporate and divisional officers and other key employees who shall be the Participants for the Fiscal Year. The Committee may limit the number of executive officers, senior corporate and divisional officers and other key employees who will be Participants for a Fiscal Year. Officers and key employees designated as Participants after the first 90 days of any Fiscal Year shall not be eligible for any Incentive Bonus paid with respect to such Fiscal Year.

        4.2     Continuing Participation. Selection as a Participant for a Fiscal Year by the Committee is limited to that Fiscal Year. An eligible executive officer, senior corporate or divisional officer or key employee will be a Participant for a Fiscal Year only if designated as a Participant by the Committee for such Fiscal Year.

SECTION 5

Performance Goals and Criteria

        5.1     Selection of Criteria. The Committee shall preestablish performance goals for each Participant in the manner and within the time limits specified in this Section 5. For each Participant for each Fiscal Year, the Committee shall specify:

(a) Target Bonus. A Target Bonus, expressed as a percentage of the Participant’s base salary or a specified dollar amount;

(b) Incentive Bonus. The Incentive Bonus levels, expressed as a percentage of the Target Bonus, that shall be paid to the Participant at specified levels of performance by the Company, division or profit center based on the criteria established by the Committee pursuant to Section 5.2;

(c) Performance Measurement. The applicable measurement of Performance under Section 5.2; and

(d) Conditions on Incentive Bonus. Any specific conditions under which an Incentive Bonus specified under subsection (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under subsection (b) above may be expressed either as (i) a matrix of percentages of the Target Bonus that will be paid at specified levels of the Performance or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

        5.2     Measurement of Performance. Performance of the Company and/or its Subsidiaries, operating divisions or profit centers shall be determined by reference to one or more of the following: net earnings, net earnings before taxes, operating income, revenues, net sales, net sales and other operating income, return on sales, return on equity, earnings per share, total stockholder return, economic value added measurements, return on assets, return on invested capital or any of the foregoing before or after the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items. These factors could be measured against pre-determined levels or the Company’s relative performance when compared to a pre-established peer group.

        5.3     Incentive Bonus Conditioned on Performance. Payment of an Incentive Bonus to a Participant for a Fiscal Year under this Plan shall be entirely contingent upon achievement of the Performance levels established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the Fiscal Year.

        5.4     Time of Determination by Committee. All determinations to be made by the Committee for a Fiscal Year pursuant to this Section 5 shall be made by the Committee during the first 90 days of such Fiscal Year.

        5.5     Objective Standards. An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the 90th day of a Fiscal Year. The Committee shall have no authority or discretion to increase any Incentive Bonus or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus for any Participant for any Fiscal Year above the amount determined by the applicable objective standards established within the first 90 days of the Fiscal Year.

SECTION 6

Determination and Payment of Incentive Bonuses

        6.1     Committee Certification. The Incentive Bonus for each eligible Participant for a Fiscal Year shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5 for the Fiscal Year. The Committee shall determine, and shall certify in writing prior to payment of the Incentive Bonus, that the Company Performance for the Fiscal Year satisfied the Performance criteria established by the Committee for the Fiscal Year. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

        6.2     Eligibility for Payment. The Incentive Bonus otherwise payable to a Participant for a Fiscal Year shall be adjusted as follows:

(a) Retirement, Death or Total Disability. If a Participant ceases to be a Participant before the end of any Fiscal Year and more than 6 months after the beginning of such Fiscal Year because of death, normal or early retirement under the Company’s retirement plan, as then in effect, or total disability under the Company’s long-term disability plan, an award shall be paid to the Participant or the Participant’s Beneficiary after the end of such Fiscal Year prorated as follows: the award, if any, for such Fiscal Year shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire Fiscal Year, multiplied by the ratio of the Participant’s full months as a Participant during that Fiscal Year to the 12 months in that Fiscal Year. Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section 6.2(a).

(b) Other Termination. If an employee ceases to be a Participant during any Fiscal Year, or prior to actual receipt of the award for a previous Fiscal Year, because of the Participant’s termination of employment for any reason other than described in Section 6.2(a), the Participant will not be entitled to any award for such Fiscal Year.

        6.3     Maximum Incentive Bonus. The Incentive Bonus for any Participant for a Fiscal Year under this Plan shall not, in any event, exceed $1,500,000.

        6.4     Payment to Participant or Beneficiary. The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable.

        6.5     Manner of Payment. Each Participant will receive his or her Incentive Bonus in cash.

SECTION 7

General Provisions

        7.1     Benefits Not Guaranteed. Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

        7.2     No Right to Participate. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits under the Plan. No designation of an employee as a Participant for all or any part of a Fiscal Year shall create a right to an Incentive Bonus under the Plan for any other Fiscal Year. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

        7.3     No Employment Right. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company or any Subsidiary will continue to employ any individual and this Plan shall not be construed or applied as an employment contract or obligation. Nothing in this Plan shall abridge or diminish the rights of the Company or any Subsidiary to determine the terms and conditions of employment of any Participant, officer or other employee or to terminate the employment of any Participant, officer or other employee with or without reason at any time.

        7.4     No Assignment or Transfer. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach or hypothecate any amount or credit, potential payment or right to future payments of any amount or credit or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

        7.5     No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

        7.6     Withholding and Payroll Taxes. The Company shall deduct from any payment made under this Plan all amounts required by federal, state, local and foreign tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

        7.7     Incompetent Payee. If the Committee determines that an individual entitled to a payment under this Plan is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable under this Plan in total discharge of the Plan’s obligations to the Participant or Beneficiary.

        7.8     Governing Law. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

        7.9     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 8

Termination and Amendment

The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No termination or amendment may impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any Fiscal Year prior to the year in which the termination or amendment is adopted or, if later, is effective. No amendment adopted after the first 90 days of a Fiscal Year may directly or indirectly increase any Incentive Bonus for that Fiscal Year. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a Fiscal Year, no Incentive Bonuses shall be payable for the Fiscal Year in which the Plan is terminated, or, if later, in which the termination is effective.

SECTION 9

Duration of the Plan

Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of stockholders held in 2007, unless reapproved by the stockholders at such meeting or earlier. If reapproval occurs, the Plan will terminate as of the date of the first meeting of stockholders in the fifth year following reapproval or any subsequent reapproval. If the Plan terminates under this provision due to lack of reapproval by the stockholders, no Incentive Bonuses shall be awarded for the Fiscal Year in which the Plan terminates.

Appendix C

WOLVERINE WORLD WIDE, INC.

AMENDED AND RESTATED
EXECUTIVE LONG-TERM INCENTIVE PLAN
(3-YEAR BONUS PLAN)

SECTION 1

Establishment of Plan; Purpose of Plan

        1.1     Establishment of Plan. The Company hereby establishes the RESTATED AND AMENDED WOLVERINE WORLD WIDE, INC. EXECUTIVE LONG-TERM INCENTIVE PLAN (3-YEAR BONUS PLAN) (the “Plan”) for its executive officers and key management employees. The Plan amends and restates the Wolverine World Wide, Inc. Executive Long-Term Incentive Plan (3-Year Bonus Plan) previously approved by the stockholders at the 1997 Annual Meeting of Stockholders. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company, or a Subsidiary, operating division or profit center, over a 3-year period.

        1.2     Purpose of Plan. The purpose of the Plan is to encourage longer range strategic planning and not stress over-dependence on short-term performance which could hinder long-term increases in stockholder value and/or achievement of a strategic position and/or advantage in the marketplace, to encourage cooperation among all the units of the Company to foster a closer and more cooperative association and sense of teamwork and to encourage executive officers and key management individuals to enter and continue in the employ of the Company. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted and administered to achieve that purpose.

        1.3     Effective Date. The Plan is initially effective as of February 15, 2002. Adoption of the Plan by the Board and payment of Incentive Bonuses pursuant to this Plan shall be contingent upon approval of the Plan by the stockholders of the Company at the 2002 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of the Stockholders. In the absence of such approval, this Plan shall be void.

SECTION 2

Definitions

        The following terms have the stated definitions unless a different meaning is plainly required by the context:

        2.1     “Act” means the Securities Exchange Act of 1934, as amended.

        2.2     “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant’s will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant’s estate.

        2.3     “Board” means the Board of Directors of the Company.

        2.4     “Code” means the Internal Revenue Code of 1986, as amended.

        2.5     “Committee” means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least 2 members and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Code.

        2.6     “Company” means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

        2.7     “Fiscal Year” means the fiscal year of the Company for financial reporting purposes as the Company may adopt from time to time.

        2.8     “Incentive Bonus” means a bonus awarded and paid to a Participant for services to the Company during a 3-year period that is based upon achievement of preestablished financial objectives by the Company or a Subsidiary, operating division of profit center.

        2.9     “Market Value” shall equal the mean of the highest and lowest sales prices of shares of common stock of the Company on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of common stock of the Company) on the date of grant or reference, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of common stock of the Company were traded.

        2.10       “Participant” means an executive officer or key management employee of the Company or its Subsidiaries who is designated as a Participant for a 3-year period.

        2.11       “Performance” means the level of achievement by the Company or its Subsidiaries, operating divisions or profit centers of the financial performance criteria established by the Committee pursuant to Section 5.3.

        2.12       “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

        2.13       “Surviving Spouse” means the spouse of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

        2.14       “Target Bonus” means the bonus goal established by the Committee for each Participant under Section 5.2(a).

SECTION 3

Administration

        3.1     Power and Authority. The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial or administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries. Except as limited in this Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be as effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business and may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Plan as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

        3.2     Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

Participation

        4.1     Participation. For each 3-year period, the Committee shall select the executive officers and key management employees who shall be the Participants for the 3-year period. The Committee may limit the number of executive officers and key management employees who will be Participants for a 3-year period. Executive officers and key management employees designated as Participants after the first 90 days of any 3-year period shall not be eligible for any Incentive Bonus paid with respect to such 3-year period.

        4.2     Continuing Participation. Selection as a Participant for a 3-year period by the Committee is limited to that 3-year period. An eligible executive officer or key management employee will be a Participant for a 3-year period only if designated as a Participant by the Committee for such 3-year period.

SECTION 5

Performance Goals and Criteria

        5.1     Concept. The primary concept of the Plan is to establish financial performance goals for each 3-year time period for the Company. The performance periods are overlapping, beginning every Fiscal Year and ending 3 full Fiscal Years later. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company over the 3-year period.

        5.2     Selection of Criteria. The Committee shall preestablish performance goals for each Participant in the manner and within the time limits specified in this Section 5. For each Participant for each 3-year period, the Committee shall specify:

(a) Target Bonus. A Target Bonus, expressed as a specified dollar amount or as a percentage of the Participant’s average annual earned salary;

(b) Incentive Bonus. The Incentive Bonus levels, expressed as a percentage of the Target Bonus, that shall be paid to the Participant at specified levels of Performance by the Company based on the criteria established by the Committee pursuant to Section 5.3;

(c) Performance Measurement. The applicable measurement of Performance under Section 5.3; and

(d) Conditions on Incentive Bonus. Any specific conditions under which an Incentive Bonus specified under (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under (b) above may be expressed either as (i) a matrix of percentages of the Target Bonus that will be paid at specified levels of Performance or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

        5.3     Measurement of Performance. Performance of the Company and/or its Subsidiaries, operating divisions or profit centers shall be determined by reference to one or more of the following: net earnings, net earnings before taxes, operating income, revenues, net sales, net sales and other operating income, return on sales, return on equity, earnings per share, total stockholder return, economic value added measurements, return on assets, return on invested capital or any of the foregoing before or after the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items. These factors could be measured against pre-determined levels or the Company’s relative performance when compared to a pre-established peer group.

        5.4     Incentive Bonus Conditioned on Performance. Payment of an Incentive Bonus to a Participant for a 3-year period under this Plan shall be entirely contingent upon the Performance criteria established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the 3-year period.

        5.5     Time of Determination by Committee. All determinations to be made by the Committee for a 3-year period pursuant to this Section 5 shall be made by the Committee during the first 90 days of such 3-year period.

        5.6     Objective Standards. An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the 90th day of a 3-year period. The Committee shall have no authority or discretion to increase any Incentive Bonus or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus for any Participant for any 3-year period above the amount determined by the applicable objective standards established within the first 90 days of the 3-year period.

SECTION 6

Determination and Payment of Incentive Bonuses

        6.1     Committee Certification. The Incentive Bonus for each eligible Participant for a 3-year period shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5 for the 3-year period. The Committee shall determine, and shall certify in writing prior to payment of any Incentive Bonus, that the Company Performance for the 3-year period satisfied the Performance criteria established by the Committee for the 3-year period. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

        6.2     Partial Period Performance Adjustments. The Incentive Bonus otherwise payable to a Participant for a 3-year period shall be adjusted as follows:

(a) Retirement, Death or Total Disability. If a Participant ceases to be a Participant before the end of any 3-year period and more than 12 months after the beginning of such 3-year period because of death, normal or early retirement under the Company’s retirement plan, as then in effect, or total disability under the Company’s long-term disability plan, an award shall be paid to the Participant or the Participant’s Beneficiary after the end of such 3-year period prorated as follows: the award, if any, for such 3-year period shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire performance period, multiplied by the ratio of the Participant’s full months as a Participant during that performance period to the total number of months in that performance period. The award, if any, shall only be made in the form of a cash payout and no shares of restricted stock shall be awarded. Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

(b) Other Termination. If an employee ceases to be a Participant during any 3-year period(s), or prior to actual receipt of the award for a previous period because of the Participant’s termination of employment for any reason other than described in Section 6.2(a), the Participant will not be entitled to any award for such 3-year period. If a Participant continues in Wolverine’s employment but no longer is approved by the Committee to participate in future 3-year periods, the Participant shall be eligible for a prorated award determined in the same manner set forth in Section 6.2(a). Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

        6.3     Maximum Incentive Bonus. The Incentive Bonus for any Participant for a 3-year period shall not, in any event, exceed $1,500,000, exclusive of the 20% increase in the amount of the Incentive Bonus payable in restricted stock which reflects what the Company believes to be the diminution of value of the award created by the restrictions.

        6.4     Payment to Participant or Beneficiary. The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable.

SECTION 7

Manner of Payment

        7.1     General. Each Participant will receive part of his or her Incentive Bonus in cash and part in restricted stock according to the terms below.

        7.2     Cash Payout. Each Participant will receive a cash payment equal to 50% of his or her Incentive Bonus. The Company will make the cash payment as soon as feasible following final determination and certification by the Committee of the amount payable.

        7.3     Restricted Stock. Each Participant will also receive a grant of restricted stock under the Company’s existing stockholder-approved plans on the same date the cash payment is made pursuant to Section 7.2. The number of shares of restricted stock a Participant shall receive will equal 70% of the Incentive Bonus divided by the Market Value of the Company’s common stock on the date of grant, rounded to the nearest whole share. The restrictions imposed on the restricted stock shall lapse in three equal annual installments commencing one year following the grant date. Each award of restricted stock shall be evidenced by a restricted stock agreement containing such terms and conditions, including vesting schedules, consistent with the provisions of this Plan and the plan under which the restricted stock is so awarded.

SECTION 8

General Provisions

        8.1     Benefits Not Guaranteed. Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

        8.2     No Right to Participate. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits under the Plan. No designation of an employee as a Participant for any 3-year period shall create a right to an Incentive Bonus under the Plan for any other 3-year period. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

        8.3     No Employment Right. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company or any Subsidiary will continue to employ any individual and this Plan shall not be construed or applied as an employment contract or obligation. Nothing in this Plan shall abridge or diminish the rights of the Company or any Subsidiary to determine the terms and conditions of employment of any Participant, officer or other employee or to terminate the employment of any Participant, officer or other employee with or without reason at any time.

        8.4     No Assignment or Transfer. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach or hypothecate any amount or credit, potential payment or right to future payments of any amount or credit or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

        8.5     No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

        8.6     Withholding and Payroll Taxes. The Company shall deduct from any payment made under this Plan all amounts required by federal, state, local and foreign tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

        8.7     Incompetent Payee. If the Committee determines that an individual entitled to a payment under this Plan is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable under this Plan in total discharge of the Plan’s obligations to the Participant or Beneficiary.

        8.8          Governing Law. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

        8.9          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 9

Termination and Amendment

        The Board may terminate the Plan at any time or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No termination or amendment may impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any 3-year period ending prior to the year in which the termination or amendment is adopted or, if later, is effective. No amendment adopted after the first 90 days of a 3-year period may directly or indirectly increase the amount of any Incentive Bonus, or alter the objective criteria in a manner which will increase any Incentive Bonus, for that 3-year period. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a 3-year period, no Incentive Bonuses shall be payable for the 3-year period in which the Plan is terminated, or, if later, in which the termination is effective.

SECTION 10

Duration of the Plan

        Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of the stockholders in 2007 unless reapproved by the stockholders at that meeting or any earlier meeting. If reapproval occurs, the Plan will terminate as of the date of the first meeting of the stockholders in the fifth year following reapproval and each subsequent reapproval unless reapproved on or before the termination date. If the Plan terminates under this provision due to lack of reapproval by the stockholders, Incentive Bonuses shall be paid for the 3-year periods already commenced before the date of termination of the Plan, except for the 3-year period that initially began in the year the Plan terminates.

Appendix D

WOLVERINE WORLD WIDE, INC.

AMENDED AND RESTATED
DIRECTORS’ STOCK OPTION PLAN

SECTION 1

Establishment of Plan; Purpose of Plan

        1.1           Establishment of Plan. The Company hereby establishes the AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN (the “Plan”) for its Non-Employee Directors. The Plan amends and restates the 1994 Directors’ Stock Option Plan previously approved by the stockholders at the 1994 Annual Meeting of Stockholders. The Plan permits the grant of Stock Options that are nonqualified stock options.

        1.2           Purpose of Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting and retaining the services of experienced and knowledgeable Non-Employee Directors and to provide additional incentive for such Non-Employee Directors to continue to promote and work for the best interests of the Company and its stockholders through continuing ownership of the Company’s Common Stock.

SECTION 2

Definitions

        The following words have the following meanings unless a different meaning is plainly required by the context:

        2.1          “Act” means the Securities Exchange Act of 1934, as amended.

        2.2          “Board” means the Board of Directors of the Company.

        2.3          “Code” means the Internal Revenue Code of 1986, as amended.

        2.4          “Committee” means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan.

        2.5          “Common Stock” means the Common Stock of the Company, par value $1 per share.

        2.6          “Company” means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

        2.7          “Market Value” shall equal the mean of the highest and lowest sales prices of shares of Common Stock on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant or reference, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.

        2.8          “Non-Employee Directors” means directors of the Company who are not also employees of the Company or any of its subsidiaries; provided, that the Committee may exclude any Non-Employee Director from participating in the Plan at any time or from time to time pursuant to an individual agreement or arrangement with such Non-Employee Director.

        2.9          “Retirement” means the reaching of mandatory retirement age for a director as established by the Board, which is currently 72 years of age.

        2.10       “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, all Stock Options shall be nonqualified stock options.

SECTION 3

Administration

        3.1          Power and Authority. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. All determinations, interpretations, and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.

        3.2          Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or has been a member of the Committee, and each person to whom authority is or has been delegated, shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

        4.1          Number of Shares. Subject to adjustment as provided in subsection 4.2, a maximum of 400,000 shares of Common Stock shall be available for Stock Options under the Plan in addition to any shares previously authorized for issuance under the Plan, as adopted in 1994, plus shares subject to Stock Options that are canceled, surrendered, modified, exchanged for substitute Stock Options or expire or terminate prior to the exercise or vesting of the Stock Options in full and shares that are surrendered to the Company in connection with the exercise or vesting of a Stock Option, whether previously owned or otherwise subject to such Stock Options. Such shares shall be authorized and may be either unissued or treasury shares.

        4.2          Adjustments.

(a) Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to Stock Options and reserved for issuance under the Plan, including, without limitation, the number of shares to be granted pursuant to subsection 5.1, together with applicable exercise prices, as well as the number of shares available for issuance under the Plan, shall be adjusted appropriately. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Stock Options.

(b) Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were stockholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Stock Options (including exercise prices) and reserves for Stock Options under this Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Stock Options under this Plan shall entitle the holder of each Stock Option to receive upon exercise, in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Stock Options under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Stock Options under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

SECTION 5

Stock Options

        5.1          Grant. Subject to adjustment as provided in subsection 4.2, a Stock Option to purchase a number of shares of Common Stock that have a Market Value equal to three times the annual director retainer fee then in effect shall be granted automatically on the date of the 2002 Annual Meeting of Stockholders and the date of each annual meeting thereafter to each director of the Company who is, at the close of each such annual meeting, a Non-Employee Director. In addition, each Non-Employee Director shall at the time of his or her initial election or appointment to the Board be granted a Stock Option to purchase a number of shares of Common Stock that have a Market Value equal to six times the annual director retainer fee then in effect; provided, that any person that is or at any time has been an employee of the Company or any of its subsidiaries shall not be entitled to the award provided in this sentence. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

        5.2          Stock Option Agreements. Stock Options shall be evidenced by Stock Option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Each Stock Option agreement shall conclusively evidence, by the Non-Employee Director’s signature thereon, that it is the intent of the Non-Employee Director to continue to serve as a director of the Company for the remainder of his or her term during which the Stock Option was granted.

        5.3          Stock Option Price. The per share Stock Option price shall be one hundred percent (100%) of the Market Value of Common Stock on the date of grant.

        5.4          Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. When appropriate arrangements are made with a broker or other institution, payment may be made by a properly executed exercise notice directing delivery of shares to a broker, together with irrevocable instructions to the broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

        5.5          Limits on Exercisability. Stock Options shall be exercisable for a period not to exceed 10 years from the date of grant. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof.

        5.6          Restrictions on Transferability.

(a) General. No Stock Options granted under the Plan may be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated except by will or the laws of descent and distribution. All Stock Options granted to a Non-Employee Director shall be exercisable during the Non-Employee Director’s lifetime only by such Non-Employee Director or the legal representative acting in the name of the Non-Employee Director.

(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

        5.7          Termination of Directorship.

(a) General. If a Non-Employee Director ceases to be a director of the Company for any reason other than the Non-Employee Director’s death, disability, or Retirement, the Non-Employee Director may exercise his or her Stock Options only for a period of three months after such termination of director status.

(b) Death. If a Non-Employee Director dies either while a director of the Company or after the termination of his or her directorship, Stock Options issued to such Non-Employee Director shall be exercisable by the personal representative of such Non-Employee Director or other successor to the interest of the Non-Employee Director for one year after the Non-Employee Director’s death.

(c) Disability. If a Non-Employee Director ceases to be a director of the Company due to the Non-Employee Director’s disability, the Non-Employee Director may exercise a Stock Option for a period of one year following such termination of directorship.

(d) Non-Employee Director Retirement. If a Non-Employee Director reaches mandatory Retirement age for a director, any Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option.

SECTION 6

General Provisions

        6.1          No Rights to Awards. Except as otherwise provided in subsection 5.1, no Non-Employee Director or other person shall have any claim to be granted any Stock Option under the Plan, and there is no obligation of uniformity of treatment of Non-Employee Directors or holders or beneficiaries of Stock Options under the Plan. To the extent consistent with the Plan, the terms and conditions of Stock Options and the determination of the Committee to grant a waiver or modification of any Stock Option and the terms and conditions thereof need not be the same with respect to each Non-Employee Director.

        6.2          Compliance With Laws; Listing and Registration of Shares. All Stock Options granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules, and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Stock Option or the issue or purchase of shares thereunder, such Stock Option may not be exercised in whole or in part, or the restrictions on such Stock Option shall not lapse, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        6.3          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

        6.4          No Right to Directorship. The grant of a Stock Option shall not be construed as giving a Non-Employee Director the right to be retained as a director of the Company. A Non-Employee Director may be removed from his or her directorship in accordance with the Company’s Amended and Restated Bylaws, Certificate of Incorporation, as amended, or applicable law, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Non-Employee Director.

        6.5          Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

        6.6          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 7

Amendment

        The Board may from time to time amend the Plan as it considers proper and in the best interests of the Company; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; and provided further, that without stockholder approval no such amendment shall be effective that would require stockholder approval pursuant to the rules of the New York Stock Exchange or any other exchange upon which the Company’s Common Stock is traded. In addition, no termination, amendment, or modification of the Plan shall become effective with respect to any Stock Option previously granted under the Plan without the prior written consent of the Non-Employee Director holding such Stock Option, unless such termination, amendment, or modification operates solely to the benefit of the Non-Employee Director, except according to the terms of the Plan or the Stock Option agreement.

SECTION 8

Effective Date and Duration of the Plan

        This Plan as amended and restated shall take effect April 25, 2002, subject to approval by the stockholders at the 2002 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. The Board may terminate the Plan at any time and, unless earlier terminated by the Board, the Plan shall terminate on April 24, 2012. No Stock Option shall be granted under the Plan after such date.

Appendix E

WOLVERINE WORLD WIDE, INC.

AMENDED AND RESTATED

OUTSIDE DIRECTORS’ DEFERRED COMPENSATION PLAN

ARTICLE 1

Establishment of Plan; Purposes of Plan

        1.1     Establishment of Plan. The Company hereby establishes the WOLVERINE WORLD WIDE, INC. AMENDED AND RESTATED OUTSIDE DIRECTORS’ DEFERRED COMPENSATION PLAN (the “Plan”), a supplemental nonqualified deferred compensation plan for the Outside Directors of the Company. The Plan amends and restates the Outside Directors’ Deferred Compensation Plan that went into effect April 17, 1996 (the “1996 Plan”). The Plan shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended. It is intended that the Plan not cover employees and therefore not be subject to the Employee Retirement Income Security Act of 1974, as amended.

        1.2     Purposes of Plan. The purposes of the Plan are to attract and retain well qualified individuals for service as Outside Directors of the Company, to provide Outside Directors with the opportunity to increase their financial interest in the Company, and thereby increase their personal interest in the Company’s continued success, through the payment of retirement income to Current Directors in amounts tied to the performance of the Company’s Common Stock and payable in Common Stock, and to provide Outside Directors with the opportunity to accumulate supplemental assets for retirement through the deferral of all or a portion of Director’s Fees payable to Outside Directors.

        1.3     Effective Date. The “Effective Date” of the Plan as amended and restated is February 15, 2002, subject to approval by the stockholders at the 2002 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. No Common Stock shall be issued under the Plan prior to such stockholder approval. Each Plan provision applies until the effective date of an amendment of that provision.

        1.4     Number of Stock Units. Subject to adjustment as provided in Section 7.1 of the Plan, a maximum of 400,000 Stock Units, which are convertible into Common Stock at a one-to-one ratio upon distribution, together with 400,000 shares of Common Stock shall be available for awards under the Plan.

        1.5     Application to Former Participants. This Plan applies to former Participants and controls, among other things, the timing, manner and form of any future distribution that is based on amounts deferred and reflected in the Fee Account or Retirement Account of former and current Participants before the Effective Date of the Plan.

ARTICLE 2

Definitions

        2.1     Beneficiary. “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any benefits to be distributed under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. The Participant’s Will is not effective for this purpose. If a designation has not been properly completed and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be distributed to the Participant’s estate.

        2.2     Change in Control. “Change in Control” means:

(a) The acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 issued under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that the following acquisitions shall not constitute a Change in

Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in clauses (i), (ii), and (iii) of subsection (c) below shall be satisfied, or (D) any acquisition by the Participant or any group of persons including the Participant; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b) Individuals who, as of the date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest subject to Rule 14a-12(c) issued under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall be deemed to have been a member of the Incumbent Board;

(c) Approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company, or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(d) Approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

        2.3     Committee. “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall designate to administer the Plan. The Committee shall consist of at least two members of the Board, and all of its members shall be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        2.4     Common Stock. “Common Stock” means the common stock, $1.00 par value per share, of Wolverine World Wide, Inc.

        2.5     Company. “Company” means Wolverine World Wide, Inc., a Delaware corporation.

        2.6     Current Directors. “Current Directors” means the Outside Directors of the Company at the close of business on April 17, 1996 who participated in the Company’s former Director Retirement Plan.

        2.7     Director’s Fee. “Director’s Fee” means the amount of income payable to a Participant for service as an Outside Director, including payments for attendance at meetings of the Board of Directors or meetings of committees of the Board of Directors, and any retainer fee paid to chairpersons of committees of the Board of Directors.

        2.8     Dividend Equivalent. “Dividend Equivalent” means a number of Stock Units equal to the number of shares of Common Stock (including fractions of a share) that have a Market Value equal to the amount of any cash dividends that would have been payable to a stockholder owning the number of shares of Common Stock represented by Stock Units credited to a Fee Account or Retirement Account on each dividend payment date.

        2.9     Fee Account. “Fee Account” means the bookkeeping device used by the Company to measure and determine the amounts of deferred Director’s Fee income to be distributed to a Participant under the Plan.

        2.10       Fee Stock Unit. “Fee Stock Unit” means a Stock Unit credited to a Participant’s Fee Account representing deferred Director’s Fee income and Dividend Equivalents to be distributed to a Participant under the Plan.

        2.11       Market Value. “Market Value” means the mean of the highest and lowest sale prices of shares of Common Stock on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the applicable date, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.

        2.12       Outside Director. “Outside Director” means any individual who serves as a member of the Board of Directors of the Company and who is not an employee of the Company or any of its subsidiaries; provided, that the Committee may exclude any Outside Director from participating in the Plan at any time or from time to time pursuant to an individual agreement or arrangement with such Outside Director.

        2.13       Participant. “Participant” means any individual who is participating in the Plan.

        2.14       Plan Year. “Plan Year” means the 12-month period beginning each January 1, except that the Plan Year for the year in which the Plan becomes effective shall commence on the effective date of the Plan and end on December 31 of such year.

        2.15       Retirement Account. “Retirement Account” means the bookkeeping device used by the Company to measure and determine the amounts of retirement income to be distributed to a Current Director under the Plan.

        2.16       Retirement Stock Unit. “Retirement Stock Unit” means a Stock Unit credited to a Current Director’s Retirement Account representing retirement income and Dividend Equivalents to be distributed to a Current Director under the Plan.

        2.17       Spouse. “Spouse” means the husband or wife to whom the Participant is married on the date the benefit is scheduled to be distributed, or distribution is scheduled to begin. The legal existence of the spousal relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.

        2.18       Stock Unit. “Stock Unit” means the device used by the Company to measure and determine the value of benefits to be distributed to a Participant under the Plan. One Stock Unit represents an amount of cash equal to the Market Value of one share of the Company’s Common Stock on the applicable date.

        2.19       Surviving Spouse. “Surviving Spouse” means the Spouse of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and Spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the Spouse.

        2.20       Termination of Service. “Termination of Service” means the termination by a Participant of service as a director of the Company for any reason.

ARTICLE 3

Administration

        3.1     Power and Authority. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.

        3.2     Delegation of Powers; Employment of Advisers. The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate except those that may not be delegated by law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee shall be entitled to rely upon the advice, opinions or valuation of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company.

        3.3     Indemnification of Committee Members. Each person who is or shall have been a member of the Committee or to whom authority is or has been delegated shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

ARTICLE 4

Participation

        4.1     Eligibility to Participate. An Outside Director shall be eligible to become a Participant in the Plan on the first day of the individual’s term as an Outside Director.

ARTICLE 5

Elective Deferrals of Director’s Fees

        5.1     Deferral of Director’s Fees. A Participant may elect to defer payment of 25%, 50%, 75% or 100% of Director’s Fees for a Plan Year. For each amount deferred, the Participant’s Fee Account shall be credited with a number of Fee Stock Units (including fractions of a Stock Unit) determined by dividing the dollar amount deferred by the Market Value of Common Stock on the date on which the corresponding non-deferred portion of the Director’s Fee is paid or would have been payable to the Participant if the Participant had not elected to defer payment of Director’s Fees.

        5.2     Prior Irrevocable Election. The election to defer Director’s Fees shall be made by the Participant on a form provided for that purpose prior to the beginning of a Plan Year and shall become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. The deferral election shall continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. The deferral shall be applicable to Director’s Fees earned in each Plan Year. A new Participant may make an initial irrevocable election to defer Director’s Fees during the first 90 days of eligibility to participate and such election shall apply only to Director’s Fees earned following the date of the election. If a new Participant does not make an election during this 90-day period, the Participant may not make an election effective earlier than the beginning of the next Plan Year. The Participant shall have no claim or right to payment or distribution of the amounts deferred and shall be limited solely to the rights and benefits conferred under the terms of the Plan. In no event shall an election to defer Director’s Fees become effective sooner than the date of the written, irrevocable election.

        5.3     Fee Accounts. For bookkeeping purposes only, the Company shall maintain a separate Fee Account for each Participant. A Fee Account shall be maintained for and credited with Fee Stock Units representing the value of the Participant’s deferrals plus Dividend Equivalents on such Fee Stock Units. The Company shall provide each Participant with a written account statement reflecting the number of Fee Stock Units in the Participant’s account at least annually. If the Participant does not object to the account within 60 days after receipt, the account shall be deemed final and binding on all parties.

        5.4     Timing of Deferrals. Deferrals shall be credited to the Participant’s Fee Account on each January 1, April 1, July 1, October 1 or such other dates on which the Director’s Fees would have been payable to the Participant if the Participant had not made a deferral election.

        5.5     Vesting. The right to receive Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units credited to the Participant’s Fee Account, including Dividend Equivalents credited to the Participant’s Fee Account, is fully vested and shall not be subject to forfeiture for any reason.

        5.6     Event of Distribution. Upon Termination of Service or a Change in Control, a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units credited to the Participant shall be distributed at the times and in the manner specified in the Plan.

        5.7     Manner of Distribution. At the time of the initial irrevocable election to defer Director’s Fees under the Plan, each Participant shall elect a manner of distribution. All elections of manner of payment in cash under the 1996 Plan shall be deemed to be elections for the manner of distribution under the Plan as amended and restated, and the Company’s Common Stock (and cash in lieu of fractional shares) shall be distributed in the same manner as cash would have been paid under the 1996 Plan. The following manners of distribution may be elected by a Participant:

(a) Lump Sum. A single lump-sum distribution of all of the Common Stock (and cash in lieu of fractional shares) to be issued with respect to Fee Stock Units under the Plan;

(b) Installments. Distribution of all of the Common Stock (and cash in lieu of fractional shares) to be distributed with respect to Fee Stock Units under the Plan in not more than 10 annual installments; or

(c) Deferred Distribution. Distribution of the lump sum or installment distributions that are to be distributed following Termination of Service and commencing either (i) when the Participant retires from his or her principal employment, (ii) in January of the year following Termination of Service or retirement from his or her principal employment, or (iii) at such age selected by the Participant not to exceed age 70.

A Participant may change his or her election as to the manner of distribution, provided, that any such change will only become effective if the change is made at least one year before the event of distribution.

        If, on the date of distribution, the Market Value of the Common Stock (and cash in lieu of fractional shares) to be distributed to a Participant does not exceed $5,000, the distribution shall occur as a lump-sum distribution under (a) above. If the Participant fails to make an election of a manner of distribution in the initial election, the Participant shall receive a lump-sum distribution. Notwithstanding any election by a Participant of a manner of distribution pursuant to (a), (b) or (c) of this Section, all Participants shall receive a lump-sum distribution upon an event of distribution resulting from a Change in Control.

        5.8     Number of Shares to be Distributed. The Participant shall receive a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units in the Participant’s Fee Account plus Dividend Equivalents credited to the Participant’s Fee Account. The amount to be distributed shall be determined as follows:

(a) Lump Sum. For a lump-sum distribution, the Participant shall receive a one-time distribution of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units in the Participant’s Fee Account plus Dividend Equivalents credited to the Participant’s Fee Account.

(b) Installments. If distribution is in installments, the initial amount to be distributed shall be a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of Fee Stock Units in the Participant’s Fee Account plus Dividend Equivalents credited to the Participant’s Fee Account divided by the number of installment distributions elected. The number of Fee Stock Units credited to the Participant’s Fee Account shall be reduced by the number of Fee Stock Units that were converted to Common Stock (and cash in lieu of fractional shares) and either distributed to the Participant (or to any other person as contemplated by the Plan) or withheld to account for payment of the generation-skipping transfer tax. Future installments shall be determined by dividing the remaining Fee Stock Units credited to the Participant’s Fee Account, plus any additional Dividend Equivalents credited to the Participant’s Fee Account during the distribution period by the remaining number of annual installment distributions. Each such distribution shall result in a reduction of the amount of Fee Stock Units credited to Participant’s Fee Account by an amount of Fee Stock Units equal to the number of Fee Stock Units that were either converted to Common Stock (and cash in lieu of fractional shares) and distributed to the Participant (or to any other person, as contemplated by the Plan) or withheld to account for payment of the generation-skipping tax.

        5.9     Form of Distribution. Distributions shall be made to the Participant or Beneficiary in Common Stock (and cash in lieu of fractional shares) directly by the Company. The Company shall not be relieved of its obligation and liability to distribute the benefits of the Plan, except to the extent distributions are actually made from any trust established by the Company for such purpose.

        5.10       Time of Distribution. A lump-sum distribution or an initial installment distribution shall be made within 30 days following the date of Termination of Service, unless such distributions are deferred pursuant to Section 5.7(c) of the Plan. Later installment distributions shall be made on or before January 31 of each year thereafter until the total amount to be distributed under the Plan is distributed. A lump-sum distribution shall be made immediately upon the occurrence of a Change in Control.

        5.11       Death.

(a) Distribution to Beneficiary. If the Participant dies prior to distribution of all benefits due under the Plan, distribution of all remaining benefits shall be made to the Participant’s Beneficiary. Distributions to a Beneficiary following a Participant’s death shall be in the form elected by the Participant and shall be made or shall begin on the date specified in Section 5.10. At the time of the initial irrevocable election to defer Director’s Fees, the Participant may designate a manner of distribution following the Participant’s death which is different from the manner of distribution during the Participant’s lifetime.

(b) Distribution to Estate. If distribution is to be made to the estate of a Participant, distribution shall be made in a lump sum within 90 days after the date of the Participant’s death.

(c) Generation-Skipping Transfer Tax. Notwithstanding any other provision in the Plan, the Company may withhold any benefits that would otherwise be distributed to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, as amended, or any substitute provision therefor, is payable by the Company and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits that would otherwise be distributed under the Plan shall be reduced by the number of shares of Common Stock with a Market Value on the date of distribution of the benefits, if any, equal to the generation-skipping transfer tax and interest. Any benefits withheld and determined not to be required to account for the generation-skipping transfer tax shall be distributed as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits to be distributed to a Beneficiary can be fully determined pursuant to this paragraph.

ARTICLE 6

Awards of Past-Service Retirement Income

        6.1     Past-Service Awards. Under the 1996 Plan, on April 17, 1996, each Current Director as of the close of business on April 17, 1996, was credited with a number of Retirement Stock Units based on his or her anticipated benefit under the former Director Retirement Plan.

        6.2     Retirement Accounts. For bookkeeping purposes only, the Company shall maintain a separate Retirement Account for each Current Director. A Retirement Account shall be maintained for and credited with Retirement Stock Units representing the value of the Current Director’s past-service awards plus Dividend Equivalents on such Retirement Stock Units. The Company shall provide each Current Director with a written account statement reflecting the number of Retirement Stock Units in the Current Director’s account at least annually. If the Current Director does not object to the account within 60 days after receipt, the account shall be deemed final and binding on all parties.

        6.3     Vesting. All accumulated Retirement Stock Units credited pursuant to Section 6.1 of the Plan shall vest at the rate of 50% after five years of total service, and 10% per year of total service thereafter; provided, that all Retirement Stock Units credited to a Participant pursuant to the Plan shall vest upon a Change in Control or at such time as the Participant attains age 65 or becomes unable to fulfill his or her duties as a director due to death or disability. As used in this Article, a “year of total service” means that period of time measured from Annual Meeting of Stockholders to the next following Annual Meeting of Stockholders. Each Current Director shall receive full credit for purposes of this Section 6.4 for each year of total service served by him or her before the effective date of the Plan.

        6.4     Event of Distribution; Manner of Distribution.

(a) Termination of Service. Upon Termination of Service, a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of vested Retirement Stock Units credited to the Current Director shall be distributed in 10 annual installments. The initial amount to be distributed shall be a number of shares of Common Stock (and cash in lieu of fractional shares) equal to the number of vested Retirement Stock Units credited to the Current Director’s Retirement Account divided by 10. The number of vested Retirement Stock Units credited to the Current Director’s Retirement Account shall be reduced by the number of Retirement Stock Units that were converted to Common Stock (and cash in lieu of fractional shares) and either distributed to the Participant (or to any other person, as contemplated by the Plan) or withheld to account for payment of the generation-skipping transfer tax. Future installments shall be determined by dividing the remaining vested Retirement Stock Units credited to the Current Director’s Retirement Account, plus any additional Dividend Equivalents credited to the

Participant’s Retirement Account during the distribution period by the remaining number of annual installment distributions. Each such distribution shall result in a reduction of the amount of Retirement Stock Units credited to Current Director’s Retirement Account by an amount of Retirement Stock Units equal to the number of Retirement Stock Units that were either converted to Common Stock (and cash in lieu of fractional shares) and distributed to the Current Director (or to any other person, as contemplated by the Plan) or withheld to account for payment of the generation-skipping tax.

(b) Change in Control. Upon a Change in Control, shares of Common Stock (and cash in lieu of fractional shares) equal to the number of vested Retirement Stock Units credited to the Current Director shall be distributed in a single lump-sum.

        6.5     Form of Distribution. Distribution shall be made to the Participant or Beneficiary in shares of Common Stock (and cash in lieu of fractional shares) directly by the Company. The Company shall not be relieved of its obligation and liability to distribute the benefits of the Plan, except to the extent distributions are actually made from any trust established by the Company for such purpose.

        6.6     Time of Distribution. An initial installment distribution shall be made within 30 days following the date of Termination of Service. Later installment distributions shall be made on or before January 31 of each year thereafter until the total amount to be distributed under the Plan is distributed. A lump-sum distribution shall be made immediately upon a Change in Control.

        6.7     Death.

(a) Distribution to Beneficiary. If the Participant dies prior to distribution of all benefits due under the Plan, distribution of all remaining benefits shall be made to the Participant’s Beneficiary. Distributions to a Beneficiary following a Participant’s death shall be made on the same schedule set forth in Section 6.4 and shall begin on the date specified in Section 6.6.

(b) Distribution to Estate. If distribution is to be made to the estate of a Participant, distribution shall be made in a lump sum within 90 days after the date of the Participant’s death.

(c) Generation-Skipping Transfer Tax. Notwithstanding any other provision in the Plan, the Company may withhold any benefits that would otherwise be distributed to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, as amended, or any substitute provision therefor, is payable by the Company and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits that would otherwise be distributed under the Plan shall be reduced by the number of shares of Common Stock with a Market Value on the date of distribution of the benefits, if any, equal to the generation-skipping transfer tax and interest. Any benefits withheld and determined not to be required to account for the generation-skipping transfer tax shall be distributed as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits to be distributed to a Beneficiary can be fully determined pursuant to this paragraph.

ARTICLE 7

General Provisions

        7.1     Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number of Stock Units credited to a Participant’s Fee Account and Retirement Account shall be appropriately adjusted to reflect the number and kind of shares of common stock, other securities or other consideration that holders of common stock would receive by reason of the change in corporate structure.

        7.2     Amendment; Termination. The Company reserves the right to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan, provided that no change or amendment may be made more than once every six months and that an amendment or termination may not reduce or revoke Stock Units accrued and the amounts represented by them promised to be distributed to Participants as of the later of the date of adoption of the amendment or the effective date of the amendment or termination. Upon termination of the Plan, the accounts of affected Participants shall be administered and distributed in accordance with the provisions of the Plan.

        7.3     Rights Not Assignable. Except for designation of a Beneficiary, Stock Units credited to Participants and amounts represented thereby promised under the Plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in a Stock Unit or the amount represented thereby shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

        7.4     Unsecured Creditor Status. A Participant shall be an unsecured general creditor of the Company as to the distribution of any benefit under the Plan. The right of any Participant or Beneficiary to receive a distribution promised in the Plan shall be no greater than the right of any other general, unsecured creditor of the Company.

        7.5     No Trust or Fiduciary Relationship. Nothing contained in the Plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.

        7.6     Construction. The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in the Plan. If a capitalized term is not defined in the Plan, the term shall have the general, accepted meaning of the term.

        7.7     Disputes. In the event that a dispute arises regarding the eligibility to participate in the Plan or any other matter relating to Plan participation, such dispute shall be made to the Committee. The determination by the Committee with respect to such disputes shall be final and binding on all parties. In the event that a dispute arises regarding the amount of any benefit distribution under the Plan that is not related to Participant eligibility disputes, the Committee may appoint a qualified independent certified public accountant to determine the amount of distribution and such determination shall be final and binding on all parties. If the Participant involved in the dispute is a member of the Committee, such Participant shall not be involved in the Committee’s decision.

        7.8     Unfunded Plan. This shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended. Benefits provided in the Plan constitute only an unsecured contractual promise to distribute Common Stock (and cash in lieu of fractional shares) in accordance with the terms of the Plan by the Company.

        7.9     Self-Employment Taxes. To the extent that amounts distributed or deferred under the Plan are deemed to be net earnings from self-employment, each Outside Director shall be responsible for any taxes payable under federal, state or local law.

        7.10       Right of Company to Replace Directors. Neither the action of the Company in establishing the Plan, nor any provision of the Plan, shall be construed as giving any Outside Director the right to be retained as a director, or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. The Company expressly reserves the right at any time to replace or fail to renominate any Outside Director without any liability for any claim against the Company for any payment or distribution whatsoever except to the extent provided for in the Plan. The Company has no obligation to create any other or subsequent deferred compensation plan for directors.

        7.11       Governing Law; Severability. The Plan shall be construed, regulated and administered under the laws of the State of Michigan. If any provisions of the Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan, and the Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

        7.12       Trust Fund. The Company shall be responsible for the distribution of all benefits provided under the Plan. At its discretion, the Company may establish one or more trust, with such trustees as the Board or the Committee may approve, for the purpose of providing for the distribution of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. To the extent any benefits provided under the Plan are actually distributed from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so distributed, such benefits shall remain the obligation of, and shall be distributed by, the Company.

WOLVERINE WORLD WIDE, INC.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351

Wolverine World Wide, Inc. will be holding its annual meeting of stockholders on April 25, 2002. The enclosed Notice of Annual Meeting provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.

Telephone and Internet Voting.

On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these new methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.

Electronic Delivery of Proxy Statement and Annual Report.

You may elect to receive your annual report and proxy statement online by checking the appropriate box below. Selecting this option means that you may receive the Wolverine World Wide, Inc. annual report and proxy statement online rather than in printed form unless you request a paper copy. If a sufficient number of stockholders select this option, beginning next year and continuing until you tell us otherwise, you will receive your printed Proxy with information regarding the internet website containing the annual report and proxy statement. You will need a computer with Internet access and we anticipate that you will need a utility such as Adobe® Acrobat® Reader to read the annual report and proxy statement, which will be in PDF file format. We plan to provide information on obtaining free access to a utility necessary for reading PDF files. You may incur costs such as on-line charges or printing costs and face possible risks such as systems outages in accessing Wolverine Word Wide, Inc.’s proxy statement and annual report via the Internet website. You may cancel your enrollment in this process at any time or may request a paper copy of the annual report and/or proxy statement in any given year while continuing your long-term enrollment in this process by written notification to National City Bank, Attn. Shareholder Services Department, Dept. 5352, Corporate Trust Operations, P.O. Box 92301, Cleveland, Ohio 44193-0900. The telephone number is 1-800-622-6757. There is no charge for canceling enrollment or requesting a paper copy of the annual report and proxy statement.

Thank you in advance for your participation in our 2002 Annual Meeting.

Wolverine World Wide, Inc.

\/     Please fold and detach card at perforation before mailing.     \/

WOLVERINE WORLD WIDE, INC	PROXY

1.		ELECTION OF DIRECTORS	For	Withhold	For all	4.	Proposal to approve the Amended and	For	Against	Abstain
	Nominees:	(01) Donald V. Fites	all	all	except*		Restated Directors’ Stock Option Plan.
		(02) Phillip D. Matthews					Your Board of Directors
		(03) Paul D. Schrage					Recommends that You Vote FOR this Proposal
		*(INSTRUCTION: To withhold authority to				5.	Proposal to approve the Amended and	For	Against	Abstain
		vote for any individual nominee, strike					Restated Outside Directors’ Deferred
		that nominee’s name in the list above.)					Compensation Plan.
		Your Board of Directors					Your Board of Directors
		Recommends that You Vote FOR ALL NOMINEES					Recommends that You Vote FOR this Proposal
2.		Proposal to approve the Amended and	For	Against	Abstain	6.	Proposal to ratify the appointment of	For	Against	Abstain
		Restated Executive Short-Term Incentive					Ernst & Young LLP as independent
		Plan (Annual Bonus Plan)					auditors for the current fiscal year.
		Your Board of Directors					Your Board of Directors
		Recommends that You Vote FOR this Proposal					Recommends that You Vote FOR this Proposal
3.		Proposal to approve the Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan). Your Board of Directors Recommends that You Vote FOR this Proposal	For	Against	Abstain		Please check this box if you consent to access future annual reports and proxy statements via the Internet. (see details above)

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (WWW), National City Bank, P.O. Box 92301, Cleveland, OH 44193-0900. Mailed proxies must be received no later than April 25, 2002 at 10:00 a.m. Eastern Daylight Time.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll-free using a	Access the website and	Return your proxy
touch-tone phone:	cast your vote:	in the postage-paid
1-800-542-1160	http://www.votefast.com	envelope provided.

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 24, 2002, to be counted in the final tabulation.
PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE
OFFICIAL VOTE. DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET.

YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
\/     Please fold and detach card at perforation before mailing.     \/

WOLVERINE WORLD WIDE, INC.	PROXY

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder hereby appoints Geoffrey B. Bloom, Phillip D. Matthews and Timothy J. O’Donovan, and each of them, each with full power of substitution, proxies to represent the undersigned stockholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Thursday, April 25, 2002, at 10 a.m. local time, and any adjournment of that meeting.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of the proposals identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.

Signature(s)

Signature(s)

Date:	____________________________________, 2002

IMPORTANT – Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder should sign.

Welcome to the Wolverine World Wide, Inc.
2002 Proxy Voting Site

This Internet vote is solicited by the Board of Directors
Your Internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed, and returned your Proxy Card.

The Board of Directors recommends a vote
FOR Proposals 1, 2, 3, 4, 5 and 6.

I Vote As The Board Recommends

PLEASE PROVIDE THE INFORMATION REQUESTED, IF APPLICABLE
THEN SCROLL TO THE END OF
THE PAGE TO REGISTER YOUR VOTE.

I consent to access future Annual Reports
and Proxy Statements via the Internet. See Proxy Card for details.

Yes          No

If you have a change of address, please enter it below:

If you would like to receive an email confirmation of your vote, please enter your email address below.

In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting, or at any adjournment thereof.

To Vote Individually On Each Proposal — Check The Boxes Below:

(NOTE — Your vote will not be registered until you click the “Click Here to
Register Your Vote” button at the bottom of this page).

PROPOSAL 1	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
(Instruction: To withhold authority to vote for any individual nominee, check the box next to his name)

ELECTION OF DIRECTORS Nominees			01 Donald V. Fites
Donald V. Fites
Phillip D. Matthews			02 Phillip D. Matthews
Paul D. Schrage
03 Paul D. Schrage
The Board recommends a vote FOR all nominees.

PROPOSAL 2
Proposal to approve the Amended
and Restated Executive Short-	For	Against	Abstain
Term Incentive Plan (Annual
Bonus Plan).
The Board recommends a vote FOR all Proposals.

PROPOSAL 3
Proposal to approve the Amended
and Restated Executive Long-	For	Against	Abstain
Term Incentive Plan (3-Year
Bonus Plan).
The Board recommends a vote FOR all Proposals.

PROPOSAL 4
Proposal to approve the Amended	For	Against	Abstain
and Restated Directors’ Stock
Option Plan.
The Board recommends a vote FOR all Proposals.

PROPOSAL 5
Proposal to approve the Amended	For	Against	Abstain
and Restated Outside Directors’
Deferred Compensation Plan.
The Board recommends a vote FOR all Proposals.

PROPOSAL 6
Proposal to ratify the	For	Against	Abstain
appointment of Ernst & Young
LLP as independent auditors for
the current fiscal year.
The Board recommends a vote FOR all Proposals.

PLEASE PROVIDE THE INFORMATION REQUESTED, IF APPLICABLE
THEN SCROLL TO THE END OF
THE PAGE TO REGISTER YOUR VOTE.

I consent to access future Annual Reports
and Proxy Statements via the Internet.
See Proxy Card for details

Yes      No

If you have a change of address, please enter it below:

If you would like to receive an email confirmation of your vote, please enter your email address below.

The shares represented by this Internet Vote will be voted as specified. If no specification is made, the shares represented by this Internet Vote will be voted for the election of all nominees named on this Internet Vote as directors and for approval of the proposals identified on this Internet Vote. The shares represented by this Internet Vote will be voted in the discretion of the proxies on any other matter that may come before the meeting.